EXHIBIT 4.6



                            PATHOGENESIS CORPORATION
                           401(K) PROFIT SHARING PLAN

               (Amended and Restated Effective as of July 1, 1998)


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                                             PATHOGENESIS CORPORATION
                                            401(K) PROFIT SHARING PLAN
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                                                 Table of Contents

Article                                                                                                         Page
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I        Introduction.............................................................................................1
         1.1      The Plan........................................................................................1
         1.2      Type of Plan....................................................................................1
         1.3      Plan Objectives.................................................................................1
         1.4      Exclusive Benefit...............................................................................1
         1.5      Funding.........................................................................................1
         1.6      Sponsor and Employers...........................................................................1
         1.7      Effective Date..................................................................................1

II       Definitions and Rules of Interpretation..................................................................3
         2.1      Definitions.....................................................................................3
                  Account  .......................................................................................3
                  Account Balance.................................................................................3
                  Accounting Date.................................................................................3
                  Active Participant..............................................................................3
                  Administrator...................................................................................3
                  Affiliate.......................................................................................3
                  Alternate Payee.................................................................................3
                  Anniversary Date................................................................................3
                  Beneficiary.....................................................................................3
                  Board    .......................................................................................3
                  Code     .......................................................................................4
                  Collective Bargaining Agreement.................................................................4
                  Compensation....................................................................................4
                  Computation Period..............................................................................4
                  Contribution....................................................................................4
                  Contribution Percentage.........................................................................5
                  Deferral Percentage.............................................................................5
                  DOL Regulations or DOL Reg......................................................................5
                  Effective Date..................................................................................5
                  Eligible Employee...............................................................................5
                  Employee .......................................................................................5
                  Employer .......................................................................................5
                  Employment Commencement Date....................................................................5
                  Entry Date......................................................................................5
                  ERISA    .......................................................................................6
                  Forfeiture......................................................................................6
                  401(k) Compensation.............................................................................6

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                  415 Affiliate...................................................................................6
                  415 Compensation................................................................................6
                  Highly Compensated ADP..........................................................................6
                  Highly Compensated ACP..........................................................................6
                  Highly Compensated Employee.....................................................................6
                  Hour of Service.................................................................................7
                  Inactive Participant............................................................................8
                  Key Employee....................................................................................8
                  Leased Employee.................................................................................9
                  Leave of Absence...............................................................................10
                  Limitation Year................................................................................10
                  Maximum ACP....................................................................................10
                  Maximum ADP....................................................................................10
                  Non-Highly Compensated ADP.....................................................................11
                  Non-Highly Compensated ACP.....................................................................11
                  Non-Highly Compensated Employee................................................................11
                  Non-Key Employee...............................................................................11
                  Normal Retirement Age..........................................................................11
                  Participant....................................................................................11
                  Period of Service..............................................................................11
                  Period of Severance............................................................................11
                  Permanent Disability...........................................................................11
                  Plan     ......................................................................................12
                  Plan Year......................................................................................12
                  Qualified Domestic Relations Order.............................................................12
                  Re-Employment Commencement Date................................................................12
                  Sponsor  ......................................................................................12
                  Termination of Employment......................................................................12
                  Top-Heavy Determination Date...................................................................13
                  Top-Heavy Year.................................................................................13
                  Treasury Regulations or Treas. Reg.............................................................14
                  Trust    ......................................................................................14
                  Trust Agreement................................................................................14
                  Trustee  ......................................................................................14
                  Vested   ......................................................................................14

         2.2      Conformance with Code and ERISA................................................................15
         2.3      Gender and Number; Effect of Titles............................................................15

III      Computation of Service..................................................................................16
         3.1      Method of Computation..........................................................................16
         3.2      Computation of Service under the Elapsed Time Method...........................................16
         3.3      Service with Predecessor Employers.............................................................17

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IV       Participation...........................................................................................18
         4.1      Requirements for Participation.................................................................18
         4.2      Determination of Entry Date....................................................................18
         4.3      Cessation and Resumption of Active Participation...............................................18

V        Amount and Allocation of Contributions..................................................................19
         5.1      Salary Deferral Contributions..................................................................19
         5.2      Matching Contributions.........................................................................19
         5.3      Profit-Sharing Contributions...................................................................20
         5.4      Rollover Contributions.........................................................................20
         5.5      Qualified Nonelective Contributions............................................................21
         5.6      Minimum Contribution in Top-Heavy Years........................................................21
         5.7      Other Required Contributions...................................................................21

VI       Limits on Contributions.................................................................................22
         6.1      Limit on Annual Additions......................................................................22
         6.2      Limit on Salary Deferral Contributions.........................................................23
         6.3      Actual Deferral Percentage Limitation..........................................................24
         6.4      Actual Contribution Percentage Limitation......................................................25
         6.5      Limit on Deductible Contributions..............................................................27
         6.6      Purpose of Limitations; Authority of Administrator.............................................27

VII      Investments and Plan Accounting.........................................................................28
         7.1      Participant Accounts...........................................................................28
         7.2      Adjustments to Accounts........................................................................28
         7.3      Separate Fund Accounting.......................................................................29
         7.4      Participant-Directed Accounts..................................................................30

VIII     Vesting and Forfeiture..................................................................................31
         8.1      Accounts That Are Always Fully Vested..........................................................31
         8.2      Vesting on Retirement..........................................................................31
         8.3      Vesting at Death...............................................................................31
         8.4      Other Termination of Employment................................................................31
         8.5      Forfeitures....................................................................................32

IX       Payment of Benefits.....................................................................................34
         9.1      Methods of Benefit Payment.....................................................................34
         9.2      Distributions upon Termination of Employment...................................................34
         9.3      Payments after a Participant's Death...........................................................35
         9.4      Purpose of Limitations; Authority of Administrator.............................................36
         9.5      Direct Transfers...............................................................................36
         9.6      Missing Participants and Beneficiaries.........................................................37
         9.7      Payment With Respect to Incapacitated Participants or Beneficiaries............................37
         9.8      Limitation on Liability for Distributions......................................................37
         9.9      Withdrawals....................................................................................37

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         9.10     Loans..........................................................................................39

X        Plan Administration.....................................................................................41
         10.1     General Fiduciary Standard of Conduct..........................................................41
         10.2     Allocation of Responsibility Among Fiduciaries.................................................41
         10.3     Administrator..................................................................................41
         10.4     Powers and Duties of Administrator.............................................................41
         10.5     Committee......................................................................................42
         10.6     Compensation and Expenses......................................................................43
         10.7     Indemnification by Employers...................................................................43
         10.8     Service in Multiple Capacities.................................................................43
         10.9     Claims Procedure...............................................................................43
         10.10    Qualified Domestic Relations Orders............................................................44

XI       Amendment, Termination or Merger of Plan................................................................45
         11.1     Amendment......................................................................................45
         11.2     Termination....................................................................................45
         11.3     Continuation by a Successor or Purchaser.......................................................46
         11.4     Plan Merger or Consolidation...................................................................46

XII      General Provisions......................................................................................47
         12.1     No Employment Guarantee........................................................................47
         12.2     Nonalienation of Plan Benefits.................................................................47
         12.3     Action By Sponsor Or Employer..................................................................47
         12.4     Applicable Law.................................................................................47
         12.5     Participant Litigation.........................................................................47
         12.6     Participant and Beneficiary Duties.............................................................47
         12.7     Adequacy of Evidence...........................................................................48
         12.8     Notice to Participants and Beneficiaries.......................................................48
         12.9     Waiver of Notice...............................................................................48
         12.10    Successors.....................................................................................48
         12.11    Severability...................................................................................48
         12.12    Nonreversion...................................................................................48

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                            PATHOGENESIS CORPORATION
                           401(K) PROFIT SHARING PLAN
                  (Amended and Restated Effective July 1, 1998)


                                    ARTICLE I

                                  INTRODUCTION

         1.1 The Plan. The following provisions constitute the PathoGenesis Corporation 401(k) Profit-Sharing (the "Plan") as amended and restated effective July 1, 1998. The Plan was originally adopted effective January 1, 1994.

         1.2 Type of Plan. For purposes of ss.401(a)(27) of the Code, the Plan is designated as a profit-sharing plan that includes a cash or deferred arrangement qualified under ss.401(k) of the Code.

         1.3 Plan Objectives. The Plan is maintained by the Employers in order to stimulate interest and initiative and increase efficiency among Participants and to assist in providing Participants with retirement benefits.

         1.4 Exclusive Benefit. The Plan is for the exclusive benefit of the Participants and their Beneficiaries. No portion of the funds contributed to the Plan shall ever revert to or be applied for the benefit of the Employers, except as specifically permitted herein.

         1.5 Funding. In order to fund the benefits provided under the Plan, the Sponsor has established the Trust pursuant to the Trust Agreement. All benefits under the Plan shall be provided exclusively by distributions from the Trust. The Sponsor (as defined in Section 1.6) shall have the authority to replace the Trustee of the Trust at any time, or to establish additional Trusts to fund benefits under the Plan. Benefits under the Plan may also, in the Sponsor's discretion, be provided by the purchase of insurance contracts, and in such event the term Trust shall also include the Plan's interest in such insurance contracts.

         1.6 Sponsor and Employers. The sponsor of the Plan (the "Sponsor") is PathoGenesis Corporation. With the approval of the Sponsor, the Plan may be adopted for the benefit of its Employees by any Affiliate or any other business entity in which the Sponsor or an Affiliate has a substantial interest. The business entities which adopt the Plan, including the Sponsor, are referred to in the Plan as the "Employers." As of the Effective Date, the only Employer other than the Sponsor is PathoGenesis Limited.

         1.7 Effective Date. The Effective Date of the Plan as hereby amended and restated shall be July 1, 1998, except as otherwise provided herein. The rights of a Participant who incurred a Termination of Employment prior to the Effective Date, or of a Beneficiary of such a Participant, shall, except as otherwise provided herein, be determined by the terms of the Plan as in effect as of the date on which the Termination of Employment occurred. Notwithstanding the foregoing,

     (a) the computation of Service for vesting purposes under the elapsed time method shall be effective on the date on which this amendment and restatement is approved by the Board, but any Employee who, as of such date, had completed at least three Years of Service, as defined under the Plan immediately prior to such date, shall have the Vested portion of his Account determined under either the elapsed time method or the


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          hours of service method in effect immediately prior to such date, whichever method produces the larger Vested portion;

     (b) a Participant who terminates employment after attaining his Early Retirement Age as defined under the Plan as in effect immediately prior to the Effective Date shall be entitled to retire and receive the full amount of his Account Balance determined as of the Effective Date distributed in accordance with the terms of the Plan as in effect immediately prior to the Effective Date; and

     (c) any provision of the Plan that is required to have an earlier effective date in order to preserve the qualified status of the Plan under ss.401(a) of the Code or any Treasury Regulation shall be effective as of such earlier date.


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                                   ARTICLE II

                     DEFINITIONS AND RULES OF INTERPRETATION

         2.1 Definitions. As used in this Plan, capitalized terms shall have the meaning set forth below:

         Account. All of the separate accounts maintained under the Plan for the benefit of a Participant as provided in Section 7.1 The term "Account" shall not, unless otherwise specifically provided herein, include the Section 415 Suspense Account, if any, established pursuant to Section 6.1.

         Account Balance. The total amount held for the benefit of a Participant in his Account (or in the specific separate Account referred to), as determined on the coincident or immediately preceding Accounting Date in accordance with the provisions of Article VII.

         Accounting Date. Each Anniversary Date and each other date upon which Account Balances are adjusted in accordance with Article VII.

         Active Participant. Any Eligible Employee who participates in the Plan as provided in Article IV, while he remains an Eligible Employee.

         Administrator. The Sponsor or such other corporation or person (or persons) appointed to administer the Plan pursuant to the provisions of Section 10.3.

         Affiliate. Any business entity that is either:

         (a) a corporation that is a member of the same controlled group of corporations, as defined in ss.414(b) of the Code, as an Employer;

         (b) a trade or business, whether or not incorporated, that is under common control with an Employer within the meaning of ss.414(c) of the Code;

         (c) a member of the same affiliated service group, as defined in ss.414(m) of the Code, as an Employer; or

         (d) otherwise required to be aggregated with an Employer pursuant to Treasury Regulations issued under ss.414(o) of the Code, but that is not itself an Employer.

         Alternate Payee. A spouse, former spouse, child or other dependent of a Participant entitled to receive a portion of such Participant's Account under a Qualified Domestic Relations Order.

         Anniversary Date. The last day of each Plan Year.

         Beneficiary. Any person, including a trust or other entity, entitled to receive any benefits which may become payable upon or after a Participant's death.

         Board. The board of directors of the Sponsor.


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         Code. The Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any regulation, ruling or other administrative guidance issued pursuant thereto by the Internal Revenue Service.

         Collective Bargaining Agreement. A bona fide agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer or Affiliate, provided that not more than 50 percent of the Employees covered by such agreement are officers, owners or executives of the Employer or Affiliate as determined under ss.7701(a)(46) of the Code.

         Compensation.

         (a) General Rule. Except as otherwise provided below, an Employee's Compensation for a Plan Year shall mean all amounts paid or made available to the Employee by all Employers during the Plan Year for services as an Active Participant that either (i) constitute wages as defined by ss.3401(a) of the Code for purposes of income tax withholding, but determined without regard to any rules that limit the remuneration included in wages based upon the nature or location of employment or the services performed, or (ii) are otherwise required to be reported on Form W-2 (or such other form as may be prescribed pursuant to ss.6041(d) and ss.6051(a)(3) of the Code).

         (b) Treatment of Salary Deferral Contributions. Notwithstanding the foregoing, an Employee's Compensation shall include any: elective contributions excluded from income under ss.125 of the Code (relating to cafeteria plans), ss.402(e)(3) of the Code (relating to 401(k) plans), or ss.402(h) of the Code (relating to simplified employee pension plans).

         (c) Certain Exclusions. The following items shall be excluded from a Participant's Compensation even if otherwise included under paragraph (a):

     (i) Reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation (except as otherwise provided in paragraph (b)), or welfare benefits,

     (ii) Amounts realized upon the grant or exercise of stock or stock options, or from the sale or other disposition of stock received in compensation or upon the exercise of a stock option, or

     (iii) Discretionary bonuses or incentive compensation, including hiring bonuses, PathWays merit awards, Employee Referral Awards, and similar amounts.

         (d) Annual Limit on Compensation. An Employee's Compensation for any Plan Year shall not exceed $160,000, as adjusted pursuant to ss.401(a)(17) of the Code. For purposes of computing the Salary Deferral Contributions withheld from a Participant whose Compensation exceeds such limit, all Compensation paid to the Participant during the period during which he has elected to have Salary Deferral Contributions withheld shall be taken into account until the total Compensation taken into account equals such limit.

         Computation Period. A twelve-month period used in computing an Employee's Service, as determined under Section 3.1.

         Contribution. An amount contributed to the Plan by an Employer or a Participant in accordance with Article V.


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         Contribution Percentage. The total amount of Matching Contributions and
Qualified Nonelective Contributions (to the extent provided in Section 6.4) allocated to an Active Participant with respect to a Plan Year expressed as a percentage of such Active Participant's 401(k) Compensation for such Plan Year and calculated to the nearest one-hundredth of a percentage point. The Contribution Percentage of an Active Participant who receives no such Contributions shall be zero. If an Active Participant is eligible to receive any such contributions under any other plan maintained by an Employer or Affiliate (other than a plan which cannot be aggregated with the Plan under ss.410(b) of the Code), his Contribution Percentage shall include the contributions and compensation as determined under such other plan.

         Deferral Percentage. The total amount of Salary Deferral Contributions and Qualified Nonelective Contributions (to the extent provided in Section 6.3) allocated to an Active Participant with respect to a Plan Year expressed as a percentage of such Active Participant's 401(k) Compensation for such Plan Year and calculated to the nearest one-hundredth of a percentage point. The Deferral Percentage of an Active Participant who receives no such Contributions shall be zero. If an Active Participant is eligible to receive any such contributions under any other plan maintained by an Employer or Affiliate (other than a plan which cannot be aggregated with the Plan under ss.410(b) of the Code), his Deferral Percentage shall include the contributions and compensation as determined under such other plan.

         DOL Regulations or DOL Reg. Regulations, including proposed and temporary regulations, issued by the Department of Labor interpreting ERISA and codified at Title 29 of the Code of Federal Regulations. Where a reference is made to temporary or proposed regulations, such reference shall include any permanent regulations, modified proposed or temporary regulations, issued in lieu thereof.

         Effective Date. The date on which this amendment and restatement of the Plan is generally effective, as provided in Section 1.7.

         Eligible Employee. All Employees who are employed by an Employer except that the term Eligible Employee shall not include Leased Employees, Employees covered by a Collective Bargaining Agreement in which retirement benefits were the subject of good faith bargaining, unless such Collective Bargaining Agreement provides for such Employees to participate in the Plan, nonresident aliens who receive no earned income (as defined in ss.911(d)(2) of the Code) from an Employer which constitutes income from sources within the United States (as defined in ss.861(a)(3) of the Code), or persons who are retained as independent contractors but who are subsequently determined to be employees in the common law sense for purposes of any federal or state tax or employment law.

         Employee. Any person who is an employee in the common law sense of an Employer or an Affiliate, or who is a Leased Employee with respect to an Employer or Affiliate.

         Employer. The Sponsor and any other business entity that adopts the Plan with the consent of the Sponsor for the benefit of its Employees pursuant to Section 1.6. A singular reference to an "Employer" shall be understood to be a reference to any Employer individually, except where the context is inconsistent with such interpretation.

         Employment Commencement Date. The day on which an Employee first performs an Hour of Service for an Employer or Affiliate.

         Entry Date. The date upon which an Eligible Employee becomes a Participant as provided in Section 4.2.


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         ERISA. The Employee Retirement Income Security Act of 1974, as now in
effect or as hereafter amended, and any regulation, ruling or other administrative guidance issued pursuant thereto by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

         Forfeiture. The portion of a Participant's Account that exceeds the Vested portion when he incurs a Termination of Employment, or at such other time as provided in the Plan.

         401(k) Compensation. A Participant's Compensation for a Plan Year determined without regard to the exclusions in paragraph (c) of the definition of Compensation.

         415 Affiliate. A business entity that either is an Affiliate, or would be an Affiliate if ss.414 of the Code were modified in the manner provided by ss.415(h) of the Code.

         415 Compensation. All amounts paid or made available by an Employer or 415 Affiliate to an Employee that would constitute Compensation under paragraph
(a) or (b) of the definition of Compensation if paid to an Active Participant by an Employer, without regard to the other paragraphs of such definition, whether or not included in the Participant's Compensation.

         Highly Compensated ADP. The average of the Deferral Percentages of all Highly Compensated Employees who are Active Participants for a Plan Year, including those whose Deferral Percentage is zero.

         Highly Compensated ACP. The average of the Contribution Percentages of all Highly Compensated Employees who are Active Participants for a Plan Year, including those whose Contribution Percentage is zero.

         Highly Compensated Employee.

         (a) General Rule. Except as otherwise provided in this Section, an Employee shall be considered a Highly Compensated Employee for any Plan Year beginning with the Plan Year commencing January 1, 1997, if he either:

     (i) at any time during the Plan Year or the immediately preceding Plan Year owned more than five percent, by voting power or value, of the outstanding stock of an Employer or Affiliate that is a corporation, or owned more than five percent of the capital or profits interest in an Employer or Affiliate that is not a corporation; or

     (ii) in the immediately preceding Plan Year received 415 Compensation in excess of $80,000 (as adjusted pursuant to ss.414(q)(1) of the Code for the preceding Plan Year) and, if the Administrator so elects, was a member for such preceding Plan Year of the highest-paid group described in paragraph (b).

         (b) Highest-Paid Group. For any Plan Year, the highest-paid group described in this paragraph (b) shall consist of the group consisting of the top 20 percent of Employees when ranked on the basis of 415 Compensation paid during such Plan Year. For purposes of this paragraph (b), there shall be excluded Employees who have not completed six months of service, Employees who normally work less than 17 1/2 Hours of Service per week, Employees who normally work during not more than six months during any Plan Year; Employees who have not attained the age of 18. The Administrator may elect to exclude Employees who are described in paragraph (a)(ii) but who are not in the highest-paid group in any Plan Year by adopting a resolution making such resolution, which shall be considered an amendment to the Plan, and such election shall apply to all succeeding Plan Years until the Administrator adopts a resolution revoking such election.

         (c) Former Employees. A former Employee shall be treated as Highly Compensated Employee if he was a Highly Compensated Employee (based on the definition in effect at such time) either when his employment was terminated or at any time after attaining age 55.

         (d) Nonresident Aliens. A nonresident alien who receives no earned income (within the meaning of ss.911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of ss.861(a)(3) of the Code) from an Employer or Affiliate during any Plan Year shall not be considered an Employee for such Plan Year for any purpose of this Section.

         (e) Purpose. The purpose of this Section is to conform to the definition of "highly compensated employee" set forth in ss.414(q) of the Code, as now in effect or as hereafter amended, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with ss.414(q) of the Code, either by excluding Employees who would be classified as "highly compensated employees" thereunder or by including Employees who would not be so classified, the provisions of ss. 414(q) of the Code shall govern and control. The Administrator may make or revoke any elective adjustment to the definition of Highly Compensated Employee permitted by ss.414(q) of the Code or any regulations, revenue procedures, or other guidance issued thereunder.

         Hour of Service. Each Employee shall be credited with an Hour of Service for:

         (a) General Rule. Each hour for which he is directly or indirectly paid or entitled to payment by an Employer or Affiliate for the performance of duties. These hours shall be credited to the Employee for the computation period (or periods) during which the duties are performed. An Employee whose employer does not have records which would permit it to accurately determine the actual number of Hours of Service performed by such Employee shall be credited with the following number of Hours of Service for each payroll period during which he completes at least one Hour of Service, based upon the payroll period for which the Employee is compensated:

         (i) 45 Hours of Service for each weekly payroll period;

         (ii) 90 Hours of Service for each bi-weekly payroll period;

         (iii) 95 Hours of Service for each semi-monthly payroll period; or

         (iv) 190 Hours of Service for each monthly payroll period.

Hours of Service credited to a payroll period which includes an Anniversary Date shall be credited entirely to the Plan Year that includes the last day of such payroll period. An Employee who is not compensated on the basis of a regular payroll period shall be credited with 10 Hours of Service for each day on which he completes at least one Hour of Service.

         (b) Periods During Which No Services are Performed. Except as provided in paragraph (c) below, each hour (up to a maximum of 501 hours in any one continuous period) for which he is directly or indirectly paid or entitled to payment by an Employer or Affiliate on account of a period during which no duties are performed, such as vacation or sickness, including payments made from a trust fund or insurance policy to which the Employer or Affiliated contributes or pays premiums. In the case of payments which are computed on the basis of specific periods of time during which no duties are performed, the Employee shall receive credit for Hours of Service as if he had actually worked during such periods of time, computed and credited as provided in paragraph (a). In the case of all other payments, the Employee's Hours of Service shall be computed and credited in the manner prescribed in subparagraphs (b) and (c) of DOL Regs.
ss. 2530.200b-2, which are hereby incorporated herein by reference. Notwithstanding the foregoing, no Hours of Service shall be credited for a period during which no services are performed merely because an Employee is receiving payments under a plan maintained solely to comply with an applicable worker's compensation, unemployment compensation, or disability insurance law, or payments which solely reimburse the Employee for medical or medically related expenses.

         (c) Back Pay. Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by any Employer or Affiliate. These hours shall be credited to the Employee for the computation period (or periods) to which the award, agreement or payment pertains rather than the computation period (or periods) during which the award, agreement or payment was made.

         Inactive Participant. A person who was an Active Participant and who is no longer an Eligible Employee, but whose Account has not yet been distributed in full.

         Key Employee.

         (a) General Rule. Except as otherwise provided in this Section, an Employee shall be considered a Key Employee for any Plan Year if, at any time during the Key Employee Test Period, he:

     (i) is an officer of any Employer or Affiliate whose 415 Compensation exceeds 50 percent of the annual dollar limitation set forth in ss. 415(b)(1)(A) of the Code; or

     (ii) owns at least one-half percent of the outstanding stock of an Employer or Affiliate and receives 415 Compensation in excess of the annual defined contribution dollar limitation set forth in ss.415(c)(1)(A) of the Code, unless at least ten other Employees whose 415 Compensation exceeds the annual defined contribution dollar limitation set forth in ss.415(c)(1)(A) of the Code own during any Plan Year in the Key Employee Test Period a percentage share of the stock of the Employer or Affiliate which is greater than such Employee's percentage share; or

     (iii) owns more than five percent of the stock of an Employer or Affiliate; or

     (iv) owns more than one percent of the stock of an Employer or Affiliate and receives 415 Compensation for any Plan Year in which he owns such percentage in excess of $150,000.

         (b) Limitation on Inclusion of Officers. For purposes of subparagraph
(a)(i), the number of Employees classified as Key Employees solely because they are officers shall not exceed the greater of (i) three or (ii) ten percent of the largest number of Employees during any of the Years in the Key Employee Test Period; provided, however, that in no event shall such number exceed fifty (50). If more than such number of Employees would otherwise be classified as Key Employees by reason of being officers, the Employees classified as Key Employees by reason of being officers shall be those officers who had the highest 415 Compensation during any of the Years in the Key Employee Test Period during which they were officers.

         (c) Determination of Largest Shareholders. For purposes of subparagraph
(a)(ii), in the event that two or more Employees own the same percentage share of an Employer or Affiliate, the Employee who had the highest 415 Compensation of such Employees for the Plan Year during the Key Employee Test Period in which his 415 Compensation was the highest and in which he owned such interest in the Employer or Affiliate for part of the Plan Year shall be treated as owning the largest percentage share of the stock of the Employer or Affiliate. If an Employee's percentage interest in the stock of an Employer or Affiliate changes during a Plan Year, his interest for such Plan Year shall be the highest percentage he held at any time during such Plan Year.

         (d) Determination of Percentage Interests. For purposes of this Section, an Employee shall be considered to own any stock of any Employer or Affiliate which would be attributed to him under ss.318 of the Code (as modified by substituting "five percent" for "50 percent" in ss.318(a)(2) of the Code). In the case of an Employer or Affiliate that has issued more than one class of stock, the applicable test shall be satisfied if the Employee's stock ownership meets the test on the basis of either the value or the voting power of the stock. In the case of an Employer or Affiliate that is not a corporation, such tests shall be applied in accordance with regulations promulgated under ss.416(i)(1)(B)(iii)(II) of the Code.

         (e) Duration of Classification as Key Employee. Any Employee who meets any of the four tests set forth in paragraph (a) as of any Top-Heavy Determination Date shall continue to be a Key Employee for the remainder of the Key Employee Test Period, commencing with the Plan Year which includes such Top-Heavy Determination Date, whether or not he remains an Employee, and, if such Employee dies during such Key Employee Test Period his Beneficiaries shall be classified as Key Employees for the balance of such Key Employee Test Period, unless such Employee is a Key Employee solely by reason of paragraph (a)(i) and is subsequently excluded from the group of officers having the highest 415 Compensation by reason of the limitation set forth in paragraph (b) in subsequent Years or solely by reason of paragraph (a)(ii) and is subsequently excluded from the group of the ten (10) Employees owning the largest percentage shares of the stock of an Employer or Affiliate in subsequent Years.

         (f) Key Employee Test Period. The Key Employee Test Period for any Plan Year shall mean the period consisting of five Years (or, if fewer, the total number of Years during which the Plan and all other employee plans qualified under ss.401(a) of the Code maintained by an Employer or Affiliate have been in effect) ending with the Plan Year which includes the Top-Heavy Determination Date for such Plan Year.

         (g) Purpose. The purpose of this Section is to conform to the definition of "key employee" set forth in ss.416(i)(1) of the Code, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with ss.416(i)(1) of the Code, either by excluding Employees who would be classified as "key employees" thereunder or by including Employees who would not be so classified, the provisions of ss.416(i)(1) of the Code shall govern and control.

         Leased Employee.

         (a) General Rule. Any person (other than a person described in paragraph (b)) who performs services for an Employer or Affiliate under the primary direction or control of such Employer or Affiliate on a substantially full-time basis pursuant to an agreement between the Employer or Affiliate and any third person (for purposes of this Section the "leasing organization"). A Leased Employee shall not be considered to be an Employee until he has provided such services to the Employer or Affiliate for at least one year, but thereafter the Leased Employee's Period of Service shall be determined on the basis of the entire period that the Leased Employee has performed services for any such persons.

         (b) Exception for Leased Employees Covered by Other Plans. A person shall not be considered a Leased Employee if (i) he is covered by a money purchase pension plan maintained by the Leasing Organization and providing for contributions equal to at least 10 percent of the Leased Employee's compensation (without regard to integration with Social Security) providing for full and immediate vesting of all such contributions and, providing that each employee of the Leasing Organization (other than employees who perform substantially all of their services for the Leasing Organization) immediately participate in such plan (other than employees whose compensation from the Leasing Organization for each of the plan years in the four plan year period ending with the year under determination is less than $1,000); and (ii) persons who would be Leased Employees but for this paragraph (b) do not comprise more than 20 percent of the sum of number of Employees (excluding Leased Employees) who have performed services for the an Employer or Affiliate on a substantially full-time basis for at least one Plan Year and persons who would be Leased Employees but for this paragraph (b), excluding in each case any Highly Compensated Employee.

         (c) Definition of Affiliate. Solely for purposes of this Section, the term Affiliate shall also include any person related to an Employer or Affiliate within the meaning of ss.144(a)(3) of the Code.

         Leave of Absence. A period of absence that (i) is authorized by the Employer or Affiliate, (ii) is covered by the Uniformed Services Employment and Reemployment Rights Act of 1994 (or applicable prior law), or (iii) to which the Employee is entitled under the Family and Medical Leave Act of 1993 or any comparable state law; provided, however, that the Employee retires or returns to work for an Employer or Affiliate within the time specified in his Leave of Absence (or, if applicable, within the period during which re-employment rights are protected by law).

         Limitation Year. The twelve-month period used by the Plan for purposes of applying the limitations of ss.415 of the Code, which shall be the same as the Plan Year.

         Maximum ACP. The maximum permissible Highly Compensated ACP for a Plan Year, based upon the Non-Highly Compensated ACP for such Plan Year in accordance with the following schedule:

If the Non-Highly Compensated ACP is          The Maximum ACP is
------------------------------------          ------------------------------
2% or less                                    the Non-Highly Compensated ACP
                                              multiplied by two
greater than 2% but less than 8%              the Non-Highly Compensated ACP
                                              plus two percentage points
8% or more                                    the Non-Highly Compensated ACP
                                              multiplied by 1.25

         Maximum ADP. The maximum permissible Highly Compensated ADP for a Plan Year, based upon the Non-Highly Compensated ADP for such Plan Year in accordance with the following schedule:

If the Non-Highly Compensated ADP is          The Maximum ADP is
------------------------------------          ------------------------------
2% or less                                    the Non-Highly Compensated ADP
                                              multiplied by two
greater than 2% but less than 8%              the Non-Highly Compensated ADP
                                              plus two percentage points
8% or more                                    the Non-Highly Compensated ADP
                                              multiplied by 1.25

         Non-Highly Compensated ADP. For any Plan Year beginning with the Plan Year commencing January 1, 1997, the average of the Deferral Percentages of all Non-Highly Compensated Employees who are Active Participants for the immediately preceding Plan Year, including those whose Deferral Percentage is zero and those who are not Non-Highly Compensated Employees or Active Participants in the current Plan Year. The Administrator may adopt a resolution for any Plan Year electing to use the average of the Deferral Percentages of all Non-Highly Compensated Employees for the current, rather than immediately preceding, Plan Year, and such resolution shall be considered an amendment to the Plan; provided, however, that if such election is made for any Plan Year, it may not be changed for any subsequent Plan Year without the consent of the Internal Revenue Service.

         Non-Highly Compensated ACP. For any Plan Year beginning with the Plan Year commencing January 1, 1997, the average of the Contribution Percentages of all Non-Highly Compensated Employees who are Active Participants for the immediately preceding Plan Year, including those whose Contribution Percentage is zero and those who are not Non-Highly Compensated Employees or Active Participants in the current Plan Year. The Administrator may adopt a resolution for any Plan Year electing to use the average of the Contribution Percentages of all Non-Highly Compensated Employees for the current, rather than immediately preceding, Plan Year, and such resolution shall be considered an amendment to the Plan; provided, however, that if such election is made for any Plan Year, it may not be changed for any subsequent Plan Year without the consent of the Internal Revenue Service.

         Non-Highly Compensated Employee. Any Employee who for any Plan Year is not a Highly Compensated Employee.

         Non-Key Employee. Any Employee who for any Plan Year is not a Key Employee.

         Normal Retirement Age The first day of the month in which a Participant attains the age of 65.

         Participant. A person who is either an Active Participant or an Inactive Participant.

         Period of Service. A period of employment and certain periods of absence from employment included in a Participant's period of Service under the elapsed method, as defined in Article III.

         Period of Severance. A period of absence from employment that causes an interruption in the computation of an Employee's Service under the elapsed time method, as defined in Article III.

         Permanent Disability. The inability of a Participant to perform a substantial portion of his duties by reason of any medically determinable physical or mental impairment which can be expected to be of long-continued and indefinite duration. Permanent Disability shall be determined solely by the Administrator upon medical evidence from a physician selected by the Administrator. A determination of Permanent Disability pursuant to the provisions of the Plan shall not be construed to be an admission of disability in regard to any other claim of disability brought by the Participant against an Employer.

         Plan. The PathoGenesis Corporation 401(k) Profit Sharing Plan, the profit-sharing plan created by this instrument, and any amendments or supplements thereto.

         Plan Year. The twelve-month accounting period used by the Plan, which shall end on December 31 of each year.

         Qualified Domestic Relations Order.

         (a) General Rule. Except as provided in paragraph (b), any order (including a judgment, a decree or an approval of a property settlement agreement entered by any court) which the Administrator determines (i) is made pursuant to any state domestic relations law (including a community property law), (ii) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of a Participant's Accounts , and (iii) clearly specifies (A) the name and last known mailing address of the Participant and the name and last known mailing address of each Alternate Payee covered by the order, (B) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (C) the number of payments or period to which such order applies, and (D) the employee benefit plan to which such order applies.

         (b) Requirements for Qualified Status. An order shall in no event be considered a Qualified Domestic Relations Order if the Administrator determines that such order (i) requires the Plan to provide benefits to Alternate Payees, the actuarial present value of which in the aggregate is greater than the benefits which would otherwise have been provided to the Participant, (ii) requires the Plan to pay benefits to an Alternate Payee, which benefits are required to be paid to a different Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order, or (iii) except as provided in paragraph (c), requires the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan.

         (c) Exception for Certain Required Distributions. Notwithstanding paragraph (b)(iii), an order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an Alternate Payee prior to the time the Participant incurs a Termination of Employment provided that the Participant would then be entitled to a distribution if he incurred a Termination of Employment.

         Re-Employment Commencement Date. The day on which an Employee first performs an Hour of Service for an Employer or Affiliate after a Termination of Employment, or, solely for purposes of computing an Employee's Service under the elapsed time method, after commencing a period of absence from service, whether or not paid, other than by reason of a Termination of Employment.

         Sponsor. PathoGenesis Corporation, a Delaware corporation.

         Termination of Employment.

         (a) General Rule. An Employee shall be deemed to have incurred a Termination of Employment as a result of:

         (i) a retirement, a resignation or a dismissal for any reason;

         (ii) a failure to return to work promptly upon the request of the Employer at the end of a layoff; or

         (iii) a failure to retire or return to work at the end of an unpaid Leave of Absence.

         (b) Failure to Return after Leave. In the event that a Termination of Employment occurs within the meaning of either subparagraph (a)(ii) or (a)(iii), such termination shall be deemed to have occurred on the first day of a layoff or a Leave of Absence for which the Employee was not credited with an Hour of Service.

         (c) Transfers. A transfer between Employers or Affiliates shall not be considered to be a Termination of Employment for purposes of determining a Participant's Period of Service.

         Top-Heavy Determination Date. The Top-Heavy Determination Date for any Plan Year is the last day of the immediately preceding Plan Year.

         Top-Heavy Year.

         (a) General Rule. Except as otherwise provided below, a Top-Heavy Year shall be any Plan Year if, as of the Top-Heavy Determination Date for such Plan Year, the aggregate Account Balances of all Key Employees under the Plan exceed 60 percent of the aggregate Account Balances of all Participants under the Plan.

         (b) Mandatory Aggregation Groups. Notwithstanding paragraph (a), if during any Plan Year (i) at least one Participant is a Key Employee, (ii) as of the Top-Heavy Determination Date for such Plan Year any Employer or Affiliate has adopted any other employee plan qualified under ss.401(a) of the Code and
(iii) either (A) a Key Employee participates in such other plan or (B) the Plan or such other plan has satisfied the requirements of ss.401(a)(4) or ss.410 of the Code only by treating the Plan and such other plan as a single plan, then the Plan Year shall be considered a Top-Heavy Year if and only if the Account Balances of all Key Employees under the Plan and the aggregate balances in the accounts of all Key Employees under all such other plans exceed 60 percent of the aggregate balances in the accounts of all Participants under the Plan and all such other plans.

         (c) Permissive Aggregation Groups. Notwithstanding paragraphs (a) and
(b), if as of any Top-Heavy Determination Date any Employer or Affiliate has adopted any other employee plan qualified under ss.401(a) of the Code which is not a plan described in paragraph (b), but which plan may be considered as a single plan with the Plan and all plans described in paragraph (b) without causing any of such plans to violate the requirements of either ss.401(a)(4) or ss.410 of the Code, the Plan Year shall not be considered a Top-Heavy Year if the Account Balances of all Key Employees under the Plan and the aggregate balances in the accounts of all Key Employees under all plans described in paragraph (b) and all plans described in this paragraph (c) do not exceed 60 percent of the aggregate balances in the accounts of all Participants under all such plans.

         (d) Inclusion of Defined Benefit Plans. If any of the plans described in either paragraph (b) or (c) are defined benefit plans (as defined in ss.414(j) of the Code), then the tests set forth in said paragraphs shall be applied by substituting the present value of all benefits accrued under such plans (as determined by the Administrator, using actuarial assumptions which are uniform for all such plans and are reasonable in the aggregate) for the account balances in such plans. The accrued benefits of the Non-Key Employees under such plans shall be determined in accordance with ss.416(g)(4)(F) of the Code. If any of such plans have a determination date (as defined in ss.416(g)(4)(C) of the Code) for purposes of determining top-heavy status which is different from the Top-Heavy Determination Date, the account balances (or the present value of the accrued benefits, in the case of a defined benefit plan) in such plan shall be determined as of the determination date for such plan which occurs in the same Plan Year as the Top-Heavy Determination Date.

         (e) Account Balances. For purposes of this Section, account balances shall include (i) all Contributions which any Employer or Affiliate has paid or is legally obligated to pay to any employee plan as of the Top-Heavy Determination Date (including Contributions made thereafter if they are allocated as of the Top-Heavy Determination Date) and all Forfeitures allocated as of the Top-Heavy Determination Date, and (ii) all distributions made to a Participant or his Beneficiary during the Key Employee Test Period (or, in the case of a defined benefit plan, the actuarial present value as of the Top-Heavy Determination Date of such distributions). If any plan that was terminated within the Key Employee Test Period would, if it had not been terminated, be a plan described in paragraph (b), distributions made under such plan shall also be taken into account. For purposes of this Section, account balances shall also include amounts which are attributable to Contributions made by the Participants (other than deductible voluntary contributions under ss.219 of the Code) but shall not include any rollover (as defined in ss.402 of the Code) or a direct transfer from the trust of any employee plan qualified under ss.401(a) of the Code if such plan is not maintained by an Employer or Affiliate and such rollover or transfer is made at the request of the Participant after December 31, 1983.

         (f) Certain Former Employees. Anything to the contrary notwithstanding, if an Employee has not performed any services for any Employer or Affiliate at any time during the Key Employee Test Period, his account balance (in the case of a defined contribution plan) or his accrued benefit (in the case of a defined benefit plan) shall not be taken into consideration in the determination of whether the Plan Year is a Top-Heavy Year.

         (g) Purpose. The purpose of this Section is to conform to the definition of "top-heavy plan" set forth in ss.416(g) of the Code, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with ss.416(g) of the Code, either by causing any Plan Year during which the Plan would be classified as a "top-heavy plan" not to be a Top-Heavy Year or by causing any Plan Year during which it would not be classified as a "top-heavy plan" to be a Top-Heavy Year, the provisions of ss.416(g) of the Code shall govern and control.

         Treasury Regulations or Treas. Reg. Regulations, including proposed and temporary regulations, issued by the Department of the Treasury or Internal Revenue Service codified at Title 26 of the Code of Federal Regulations. Where a reference is made to temporary or proposed regulations, such reference shall include any permanent regulations, modified proposed or temporary regulations, issued in lieu thereof.

         Trust. The trust or trusts establish to fund benefits provided under the Plan, as provided in Section 1.5. The term "Trust" shall also include, as applicable, any insurance policy purchased to fund benefits under the Plan.

         Trust Agreement. The agreement pursuant to which the Trust is established.

         Trustee. The person or persons acting as trustee of the Trust.

         Vested. The portion of a Participant's Account at any time that would not be forfeited if he then incurred a Termination of Employment.

         2.2 Conformance with Code and ERISA. The Plan is intended to comply in all respects with the requirements of ss.401(a) of the Code and Title 1 of ERISA, and shall be so construed. References to specific provisions of the Code or ERISA in certain provisions of the Plan shall not be construed to limit reference to other provisions of the Code or ERISA in construing other provisions of the Plan where such reference is consistent with the purpose of the Plan. If any provision of the Code or ERISA is amended, any reference in the Plan to such provision shall, if appropriate in the context and consistent with the purpose of the Plan, be deemed to refer to any successor to such provision.

         2.3 Gender and Number; Effect of Titles. Wherever used in this Plan, nouns or pronouns of one gender shall be interpreted to apply to all genders, and the singular shall include the plural and vice-versa, as the context may require. Titles, captions and headings of Articles, Sections and Exhibits are for ease of reference only, and shall have no substantive meaning.

                                   ARTICLE III

                             COMPUTATION OF SERVICE

         3.1 Method of Computation. For purposes of determining a Participant's Vested Account Balance pursuant to Article VIII, a Participant's service shall be determined using the elapsed time method.

         3.2 Computation of Service under the Elapsed Time Method.

         (a) General Rule. Under the elapsed time method, an Employee's Service shall, except as otherwise provided below, equal the sum of all of the Employee's Periods of Service. An Employee shall receive credit for a Period of Service for:

     (i) The period between the Employee's Employment Commencement Date or Re-Employment Commencement Date and the date on which the Employee incurs a Termination of Employment;

     (ii) The period between the date the Employee incurs a Termination of Employment (other than a period described in subparagraph (iii)) and the Employee's Re-Employment Commencement Date, if such period is less than 12 months; and

     (iii) The period between the date the Employee incurs a Termination of Employment while absent from the service of all Employers and Affiliates without incurring a Termination of Employment, whether or not paid, and the Employee's Re-Employment Commencement Date, if the period between the date on which such period of absence began and the Employee's Re-Employment Commencement Date is less than 12 months.

For purposes of adding Periods of Service, 365 days shall equal one year.

         (b) Re-Employment. The Service of an Employee who incurs a Termination of Employment and is subsequently re-employed shall include the Service completed prior to such Termination of Employment, except as follows:

     (i) If the Employee incurred a Period of Severance, such prior Service shall not be included until the Employee completes a one-year Period of Service after being re-employed.

     (ii) If the Employee was not Vested in any portion of his Account attributable to Contributions by the Employers such prior Service shall only be included under subparagraph (i) if the number of years in such Period of Severance did not exceed the greater of five or the number of years in the Employee's Period of Service completed prior to such Termination of Employment, disregarding Periods of Service completed prior to earlier Terminations of Employment which were not included by reason of this paragraph (b) when the Employee was previously re-employed.

         (c) Periods of Severance. Except as otherwise provided below, a Period of Severance shall mean any period of time following a Termination of Employment that is not included in a Period of Service, and the period between the date on which an Employee is first absent from the service of all Employers and Affiliates and the first anniversary of such date if the Employee has not returned to service before such date. Notwithstanding the foregoing, the following special rules shall apply:

     (i) If the reason that the Employee has not yet returned to service by the first anniversary of the beginning of such period of absence is either
          (A) the pregnancy of the Employee, (B) the birth of a child of the Employee, (C) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (D) for the purpose of caring for such child for a period beginning immediately following such birth or placement, then the period between the first day of such period of absence and the first anniversary of such date shall be included in the Employee's Period of Service, and the period between the first and second anniversaries (or, if earlier, the Employee's Re-Employment Date) shall be neither a Period of Service nor a Period of Severance. The Administrator shall adopt regulations under which an Employee may be required to furnish reasonable information on a timely basis establishing the reason for such a period of absence.

     (ii) A period of unpaid absence during which the Employee is serving in the Armed Forces of the United States shall not be considered either a Period of Service or a Period of Severance, provided that the Employee returns to the employ of an Employer after so serving within the period of time required for his seniority rights to be restored under applicable law.

     (iii) A period of unpaid absence not otherwise described above to which the Employee is entitled under the Family and Medical Leave Act of 1993, if applicable, shall not be considered either a Period of Service or a Period of Severance, provided that the Employee returns to the employ of an Employer within the period of time required for his employment rights to be restored under the terms of said Act.

     (iv) A period during which the Employee is absent because of an approved Leave of Absence, provided that the Employee returns to the employ of an Employer within the agreed upon time after the conclusion of such Leave of Absence, shall not be considered either a Period of Service or a Period of Severance.

         3.3 Service with Predecessor Employers. In the event that the Sponsor or an Employer acquires the business of another employer in the future, the employees of such business who become Employees shall receive credit for their service with such predecessor employer only to the extent determined by the Sponsor, exercised in accordance with Treasury Regulations promulgated under ss.401(a)(4) of the Code. In such event, the extent, if any, to which such employees are to receive credit for prior service shall be set forth in a supplement attached to the Plan. Notwithstanding the foregoing, in any case in which an Employer maintains a plan of a predecessor employer, service for such predecessor employer shall be counted as service for the Employer.

                                   ARTICLE IV

                                  PARTICIPATION

         4.1 Requirements for Participation. Each Eligible Employee who was a Participant in the Plan immediately prior to the Effective Date of this restatement of the Plan shall become a Participant on the Effective Date. Each other Eligible Employee shall become a Participant on the Entry Date, as determined under Section 4.2, that he satisfies all of the following requirements:

         (a) He or she is then an Eligible Employee; and

         (b) He or she is at least 18 years of age.

         4.2 Determination of Entry Date. Each Eligible Employee's Entry Date shall be the first day of a month following the date he meets the requirements of Section 4.1.

         4.3 Cessation and Resumption of Active Participation.

         (a) General Rule. A Participant who ceases to be an Eligible Employee shall cease to be an Active Participant, but shall continue to be an Inactive Participant until the full amount of his Account Balance is distributed or forfeited in accordance herewith.

         (b) Reinstatement. A former or Inactive Participant who again becomes an Eligible Employee shall be eligible to become an Active Participant again on the first Entry Date following the day on which he becomes an Eligible Employee.

         (c) Other Plans. The Sponsor may provide that Employees who are participants in other plans maintained by the Employers, or by businesses acquired by the Employers, will become Active Participants immediately upon becoming Eligible Employees, in accordance with Regulations issued pursuant to ss.401(a)(4) of the Code. Any plans to which such treatment is extended shall be listed on a supplement to this Plan.

                                    ARTICLE V

                     AMOUNT AND ALLOCATION OF CONTRIBUTIONS

         5.1 Salary Deferral Contributions.

         (a) Amount of Contributions. Subject to the limitations in Article VI, each Active Participant may elect to have a portion of his Compensation contributed to the Plan as Salary Deferral Contributions. Salary Deferral Contributions shall be stated as a whole percentage of the Participant's Compensation, which shall be not less than one percent and not more than twenty percent, and the percentage elected shall be withheld from each payment of Compensation to the Participant.

         (b) Withholding, Deposit and Allocation of Contributions. All Salary Deferral Contributions shall be withheld from Compensation payable to the Participant, and shall be deposited in the Trust as soon as practical after being withheld, but in no event later than the fifteenth day of the month following the month in which they are withheld. No amount shall be withheld from Compensation that is available to be paid to the Participant before the date on which the election is made. All Salary Deferral Contributions shall be allocated to the Participant's Salary Deferral Contribution Account as of the Accounting Date coinciding with or next succeeding the date they are withheld.

         (c) Timing and Revision of Elections. An Active Participant is permitted to make or revise an Salary Deferral Election as of any Election Date coinciding with or succeeding his Entry Date. The Election Dates shall be any date that is an Entry Date. Each election or revision of an election shall take effect for the first payment of Compensation payable to the Participant on or after the Election Date as of which it is effective. The Administrator shall adopt and distribute election forms, and establish uniform procedures for making elections, which shall include time periods preceding each Election Date by which elections must be received to be effective as of such Election Date. No election shall be effective or binding upon any Employer until actually received, in writing, in accordance with such procedures. The Administrator may also change the frequency of Election Dates, suspend deferrals, or establish additional Election Dates in special circumstances, such as the payment of annual bonuses or other circumstances that may make it desirable for Participants to change their elections, provided that in all cases the availability of Election Dates shall not discriminate in favor of Highly Compensated Employees.

         (d) Termination and Resumption of Contributions. If an Active Participant ceases to be an Active Participant, his election to have Salary Deferral Contributions made on his behalf shall be automatically terminated, whether or not he continues to be an Employee or Inactive Participant. If such Participant continues to be an Employee, his Salary Deferral Contributions shall be terminated as of the next payment of Compensation to him (subject to any necessary delay for administrative processing). If he again becomes an Active Participant, he may make a new election as of the Election Date coinciding with or next succeeding his new Entry Date as provided in paragraph (c).

         5.2 Matching Contributions.

         (a) Discretionary Contributions. Each Employer shall make Matching Contributions for each Match Period, as defined below in an amount determined by the Sponsor in its sole discretion. Matching Contributions made pursuant to this shall be allocated among all Employees eligible to participate therein, as described below, in proportion to the relative amounts of Salary Deferral Contributions made on behalf of such Employees for such Match Period; provided that, in determining the amount of Matching Contributions, the Sponsor may provide that the Matching Contributions allocated to any Active Participant shall not exceed a specified percentage of Salary Deferral Contributions or a dollar amount.

         (b) Eligibility to Participate. The Employees eligible to participate in Matching Contributions made pursuant to this Section for any Match Period shall be those Employees on whose behalf Salary Deferral Contributions made during such Match Period. For purposes of this Section 5.2, the "Match Period" shall mean each payroll period of the Employer.

         (c) Allocation and Deposit of Contributions. All Matching Contributions shall be deposited in the Trust at such time or times as the Sponsor shall determine, provided that the Matching Contributions made by each Employer shall be deposited not later than the last date for the filing of the Employer's federal income tax return for the year which includes the last day of the Plan Year to which such Contributions relate. Each Participant's share of Matching Contributions shall be allocated to the Participant's Matching Contribution Account as of the last day of the period to which the Matching Contributions relate, regardless of when deposited.

         5.3 Profit-Sharing Contributions.

         (a) Amount of Contributions. Each Employer shall make a Profit-Sharing Contribution for each Plan Year in such amount as the Sponsor, in its sole discretion, shall determine.

         (b) Allocation of Contributions. Profit-Sharing Contributions and Forfeitures to be allocated in the same manner as Profit-Sharing Contributions shall be allocated among all eligible Participants as of the last day of each Plan Year in the proportion that the Compensation paid to each such Participant bears to the Compensation paid to all such Participants during the Plan Year.

         (c) Eligibility to Participate. The Employees eligible to participate in Profit-Sharing Contributions made pursuant to this Section for any Plan Year shall be those Employees who have been Active Participants at some time during such Plan Year, who are Employees on the last day of the Plan Year (or incurred a Termination of Employment during the Plan Year due to death, Retirement, or Permanent Disability) and, in the case of an Employee hired during the Plan Year, performed at least one Hour of Service prior to July 1 of the Plan Year.

         (d) Allocation and Deposit of Contributions. All Profit-Sharing Contributions shall be deposited in the Trust at such time or times as the Sponsor shall determine, provided that the Profit-Sharing Contributions made by each Employer shall be deposited not later than the last date for the filing of the Employer's federal income tax return for the year which includes the last day of the Plan Year to which such Contributions relate. Each Participant's share of Profit-Sharing Contributions shall be allocated to the Participant's Profit-Sharing Contribution Account as of the last day of the period to which the Profit-Sharing Contributions relate, regardless of when deposited.

         5.4 Rollover Contributions. An Active Participant may make a Contribution to the Plan which constitutes a rollover of benefits from another plan qualified under ss.401(a) of the Code (either directly or through a conduit IRA described in ss.408(d)(3)(A)(ii) of the Code), or cause the trustee of another plan to make a direct transfer of such benefits on his behalf (in either case, a "Rollover Contribution"). Such Contribution shall be allocated to a separate Rollover Account maintained for the Participant. The Administrator may establish uniform rules limiting or restricting Rollover Contributions. An Eligible Employee who has not yet become a Participant may also make a Rollover Contribution to the Plan, and shall be treated as an Inactive Participant with respect to his Rollover Account until he becomes a Participant.

         5.5 Qualified Nonelective Contributions. The Sponsor may, but shall not be obliged to, direct all Employers to make Qualified Nonelective Contributions in an amount that does not exceed the amount necessary to enable the Plan to satisfy the limitations of Section 6.3 or 6.4. Such Qualified Nonelective Contributions shall be allocated among all Active Participants that are Non-Highly Compensated Employees for the Plan Year in proportion to their 401(k) Compensation. Such Qualified Nonelective Contributions shall be allocated to the Participants' QNEC Accounts, but shall be treated as Salary Deferral Contributions for all purposes of the Plan.

         5.6 Minimum Contribution in Top-Heavy Years.

         (a) Required Contribution. For any Plan Year that is a Top-Heavy Year, the minimum amount of Profit-Sharing Contributions allocated to the Profit-Sharing Account of each eligible Non-Key Employee shall be the lesser of
(i) 3 percent of the Non-Key Employee's 415 Compensation for the Plan Year or
(ii) the highest Key Employee percentage (as hereafter described) for such Plan Year, reduced in either case by any Qualified Nonelective Contributions allocated to such Non-Key Employee for such Plan Year. For purposes of this Section, the "Key Employee percentage" for each Key Employee shall mean the total amount of Contributions other than Rollover Contributions made by or on behalf of such Key Employee for a Plan Year expressed as a percentage of such Key Employee's 415 Compensation for the Plan Year. An eligible Non-Key Employee is one who was an Active Participant at any time during the Plan Year and who has not incurred a Termination of Employment prior to the end of the Plan Year regardless of whether the Non-Key Employee has completed 1000 Hours of Service during the Plan Year. The amount of Profit-Sharing Contributions that would otherwise be allocated to the Key Employees shall be reallocated (in proportion to their 415 Compensation) to the eligible Non-Key Employees (in proportion to their 415 Compensation) to the extent necessary to satisfy the requirement of this Section. Any additional amount required to satisfy the requirements of this Section shall be contributed by the Employers in proportion to the 415 Compensation paid by them to eligible Non-Key Employees during the Plan Year, regardless of any other limits on Profit-Sharing Contributions contained in this
Article V.

         (b) Participation in Other Plans. The minimum Contribution required by paragraph (a) shall be reduced by any employer contributions (other than elective and matching contributions subject to ss.401(k) or ss.401(m) of the
Code) allocated to the account of the Non-Key Employee in any other defined contribution plan maintained by an Employer or Affiliate. If an eligible Non-Key Employee also participates in any Top-Heavy Year in a top-heavy defined benefit plan maintained by any Employer or Affiliate, then this Section shall not apply to such eligible Non-Key Employee provided that the minimum top-heavy benefit required by ss.416(c)(1) is accrued under such defined benefit plan.

         5.7 Other Required Contributions. The Employers shall make any additional contributions required to restore a forfeited Account pursuant to
Section 8.5(c) or 9.6 to the extent that Forfeitures occurring in the same Plan Year are insufficient for such purpose. Effective October 13, 1996, a Participant who is re-employed following service in the United States Armed Forces shall have the right to have Salary Deferral Contributions made on his behalf, and shall otherwise be allocated the Contributions he would have received, had be been an Active Participant during such period of service, to the extent required by, and in accordance with regulations issued pursuant to, the Uniformed Services Employment and Reemployment Rights Act of 1994.

                                   ARTICLE VI

                             LIMITS ON CONTRIBUTIONS

         6.1 Limit on Annual Additions.

         (a) Limitation. Notwithstanding any other provisions of the Plan, the amount of annual additions (as hereinafter defined) allocated to a Participant's Account for any Limitation Year shall not exceed an amount equal to the lesser of:

         (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under ss.415(b)(1)(A) of the Code as of the first day of such Limitation
Year); or

         (ii) 25 percent of the Participant's 415 Compensation for the Limitation Year, increased by any amounts treated as annual additions solely by reason of subparagraph (b)(iv);

reduced in either case by the amount of annual additions credited to the Participant's account for the Limitation Year under any other defined contribution plan maintained by an Employer or 415 Affiliate.

         (b) Annual Additions. For purposes of this Section, annual additions shall include (i) all Contributions made by an Employer or 415 Affiliate (including Pre-Tax Deferrals and elective deferrals under other plans), (ii) Contributions made by the Participant (other than Rollover Contributions), (iii) Forfeitures, and (iv) contributions to a separate account described in ss.401(h) of the Code or ss.419A(d) of the Code to provide medical or life insurance benefits for Key Employees. An amount credited to a Participant's Account in order to correct an error made in a previous Limitation Year shall be treated for purposes of paragraph (a) as having been credited to such Account in the Limitation Year to which the error relates.

         (c) Correction of Excess Annual Additions. If, as the result of an allocation of Forfeitures, a reasonable error in determining a Participant's 415 Compensation, or similar factors, the amount otherwise allocable to a Participant's Account would exceed the limitation set forth in paragraph (a), the amount of such excess shall first be corrected by a return to the Participant of all or a portion of his Salary Deferral Contributions for the Limitation Year. If the allocations to the Participant's Account would still exceed the limitation set forth in paragraph (a), then the amount of such excess shall be allocated and reallocated among all other Active Participants in proportion to their Compensation for the Limitation Year, subject to the limitation of paragraph (a). Any amount that cannot be allocated to any Active Participant without exceeding the limitation of paragraph (a) shall be credited to a Section 415 Suspense Account. For each Limitation Year in which there remains a balance in the Section 415 Suspense Account, the amount of such balance shall be allocated and reallocated among the Accounts of the Active Participants, in proportion to their Compensation for such Limitation Year. Such allocation shall be subject to the limitation of paragraph (a), and shall be made prior to any other allocation of Contributions for such Limitation Year.

         (d) Participation in Defined Benefit Plan. Anything to the contrary notwithstanding, if during any Limitation Year beginning prior to January 1, 2000, a Participant also participates in a defined benefit plan (as defined in ss.414(j) of the Code) maintained by an Employer or 415 Affiliate, the combination of the annual additions under this Plan and the projected annual benefit under the defined benefit plan shall not exceed the combined plan limitation set forth in paragraph (e) with respect to any Participant. Compliance with the combined plan limitation shall be achieved by reducing the allocation of annual additions under this Plan in the manner described in paragraph (c).

         (e) Combined Plan Limitation. The combined plan limitation shall be exceeded for a Limitation Year with respect to a Participant if the sum of the Participant's "defined benefit plan fraction" and "defined contribution plan fraction" (as hereafter defined) for such Limitation Year exceeds one. A Participant's defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under the defined benefit plan, determined as of the close of its plan year on the assumptions that the Participant remains covered by the plan until normal retirement age and that the Participant's compensation and all other factors will remain the same (or, in the case of a Participant who has attained his normal retirement age, his accrued benefit) and the denominator of which is the lesser of:

     (i) 1.25 multiplied by the maximum dollar limitation in effect under ss.415(b)(1)(A) of the Code for such Limitation Year, or

     (ii) 1.4 multiplied by the amount which may be taken into account under ss.415(b(1)(B) of the Code for such Limitation Year.

A Participant's defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and each prior Limitation Year during any part of which the Participant was an Employee of an Employer or 415 Affiliate:

     (i) 1.25 multiplied by the maximum dollar limitation in effect under ss.415(c)(1)(A) of the Code for such Limitation Year (determined without regard to ss.415(c)(6) of the Code), or

     (ii) 1.4 multiplied by the maximum amount which could have been taken into account under ss.415(c)(1)(B) of the Code for such Limitation Year.

Solely for purposes of computing the defined contribution plan fraction, the term "Limitation Year" shall include all prior twelve-month periods which would have been Limitation Years had the Plan been in existence and subject to ss.415 of the Code. The aggregate amount included in the numerator of the defined contribution plan fraction for all Limitation Years (as so defined) beginning prior to January 1, 1976, shall not exceed the aggregate amount included in the denominator for all such Limitation Years

         (f) Top-Heavy Years. For any Top-Heavy Year, 1.0 shall be substituted for 1.25 wherever it appears in paragraph (e).

         (g) Aggregation of Plans. For purposes of this Section 6.1, all defined benefit plans of any Employer or 415 Affiliate, whether or not terminated, are to be treated as one defined benefit plan, and all defined contribution plans of any Employer or 415 Affiliate, whether or not terminated, are to be treated as one defined contribution plan.

         6.2 Limit on Salary Deferral Contributions.

         (a) Limitation. The total amount of Salary Deferral Contributions made on behalf of any Participant under this Plan, plus the total amount of before-tax elective deferrals made on behalf of the Participant under any other plan described in ss.401(k) or ss.402(h)(1)(B) of the Code plus amounts used to purchase an annuity under ss.403(b) of the Code pursuant to a salary reduction agreement under ss.402(g)(3) of the Code, in any calendar year shall not exceed $10,000.00 (or such larger dollar limitation as may then be applicable for such calendar year under ss.402(g)(5) of the Code).

         (b) Notification and Distribution of Excess. If the Participant notifies the Administrator not later than March 1 of the following calendar year that the limitation of this Section has been exceeded for any calendar year, and specifies the amount of Salary Deferral Contributions that must be distributed from the Plan to satisfy such limitation, such amount shall be distributed to the Participant notwithstanding any other limitation on distributions contained in this Plan. For purposes of this paragraph, if the limitation of this Section would be exceeded by reason of Contributions made under this Plan, or under this Plan and one or more other Plans maintained by the Employers, the Participant shall be deemed to have notified the Administrator and the necessary distribution shall be made first from this Plan. The amount required to be distributed pursuant to this Section 6.2 shall be reduced by any amount previously distributed to satisfy Section 6.3.

         (c) Distributions During Year. If the notice is received or deemed received within the calendar year for which the limitation is exceeded, the required distribution shall, if possible, be made out of Salary Deferral Contributions already received and before the end of such year, and shall be designated as a distribution of excess Salary Deferral Contributions.

         (d) Distributions after End of Year. If the notice is received or deemed received after the end of the calendar year, or the required distribution cannot be accomplished before the end of the calendar year, the required distribution shall be made not later than April 15 of the following calendar year and shall include the income attributable to such distribution (as determined under paragraph (e)), and the total amount distributed shall be included in the Participant's taxable income for the calendar year in which the excess occurred.

         (e) Allocation of Income. For purposes of paragraph (d), the amount of income allocated to the required distribution shall be equal to the total income earned by the Participant's Pre-Tax Deferral Account for the calendar year multiplied by a fraction, the numerator of which is the amount of the required distribution and the denominator of which is the sum of the Participant's Pre-Tax Deferral Account Balance as of the beginning of the calendar year and the amount of Salary Deferral Contributions made during the calendar year. The income allocable to the required distribution for the "gap period" between the end of the calendar year and the date of the distribution shall not also be distributed.

         (f) Use of Other Methods. Notwithstanding paragraph (e), the Administrator may use any other reasonable method of allocating income for any year provided that such method does not violate ss.401(a)(4) of the Code, is applied consistently to all excess distributions and Participants for the year, and is the method used to allocate income to Accounts generally.

         6.3 Actual Deferral Percentage Limitation

         (a) Limitation. The Salary Deferral Contributions of Participants who are Highly-Compensated Employees shall be further limited for each Plan Year so that the Highly Compensated ADP does not exceed the Maximum ADP. The Administrator may reduce the Pre-Tax Deferral Elections of such Participants during the Plan Year to prevent this limitation from being exceeded, but in no event shall the Administrator have any liability to any Highly Compensated Employee if it does not do so.

         (b) Correction of Excess Contributions. If the limitation of paragraph
(a) is exceeded for any Plan Year after taking into account any Qualified Non-Elective Contributions the excess Salary Deferral Contribution (as determined under paragraph (c)) of each Participant who is a Highly-Compensated Employee shall be distributed to such Participant. All distributions shall be made, notwithstanding any other restriction on distributions in the Plan, not later than 2 1/2 months following the end of the Plan Year if possible, and in any event not later than the last day of the following Plan Year. The amount required to be distributed under this

Section 6.3 shall be reduced by any amount previously distributed to satisfy Section 6.2. Any amount distributed shall include the share of income allocable to such distribution, determined in accordance with the method used under Section 6.2(e) or 6.2(f), and all references to excess Salary Deferral Contributions shall be deemed to include such allocated income.

         (c) Determination of Excess Contributions. If it is necessary to determine their excess Salary Reduction Contributions of Highly Compensated Employees pursuant to paragraph (b) for any Plan Year beginning with the Plan Year commencing January 1, 1997, the following method shall be used:

     (i) First, the Administrator shall determine the amount by which the Salary Reduction Contributions of the Highly Compensated Employee or Employees whose Deferral Percentage is the highest must be reduced until their Deferral Percentage is equal to the greater of the Deferral Percentage which will cause the Highly Compensated ADP not to exceed the Maximum ADP or the Deferral Percentage of the Highly Compensated Employee or Employees who have the second highest Deferral Percentage. The same procedure shall then be applied, if necessary, to the Salary Reduction Contributions of the Highly Compensated Employees who have the second highest Deferral Percentage (including those whose Deferral Percentage was reduced in the prior step), and so on until the Highly Compensated ADP no longer exceeds the Maximum ADP. The aggregate amount by which all Salary Reduction Contributions would have to be reduced, using this method, so that the Highly Compensated ADP would no longer exceed the Maximum ADP is hereinafter referred to as the "Aggregate Excess Contribution."

     (ii) Second, the Administrator shall determine the amount by which the Salary Reduction Contributions (determined without regard to subparagraph (c)(i) above) of the Highly Compensated Employee or Employees whose Salary Reduction Contributions are the largest in dollar amounts must be reduced until either the total amount of reductions equals the Aggregate Excess Contribution or their Salary Reduction Contributions are equal in amount to the Salary Reduction Contributions of the Highly Compensated Employee or Employees who have the second largest amount of Salary Reduction Contributions. The same procedure shall then be applied, if necessary, to the Salary Reduction Contributions of the Highly Compensated Employees who received the second largest dollar amount of Salary Reduction Contributions (including those whose Salary Reduction Contributions were reduced in the prior step), and so on until the total amount of reductions equals the Aggregate Excess Contribution.

         6.4 Actual Contribution Percentage Limitation

         (a) Limitation. The Matching Contributions of Participants who are Highly Compensated Employees shall be further limited for each Plan Year so that the Highly Compensated ACP does not exceed the Maximum ACP (or such lower amount as is determined under paragraph (e)). The Administrator may reduce the amount of Matching Contributions allocated to Highly Compensated Employees during the Plan Year to prevent this limitation from being exceeded, but in no event shall the Administrator have any liability to any Highly Compensated Employee if it does not do so.

         (b) Correction of Excess Contributions. If the limitation of paragraph
(a) is exceeded for any Plan Year after taking into account any Qualified Non-Elective Contributions and the recharacterization of Salary Deferral Contributions pursuant to paragraph (c), the excess Matching Contribution (as determined under paragraph (d) of each Participant who is a Highly-Compensated Employee shall be distributed to such Participant. All distributions shall be made, notwithstanding any other restriction on distributions in the Plan, not later than 2 1/2 months following the end of the Plan Year if possible, and in any event not later than the last day of the following Plan Year. Each such distribution shall include the share of income allocable to such distribution, determined in accordance with the method used under Section 6.2(e) or 6.2(f), and all references to excess Contributions shall be deemed to include such allocated income.

         (c) Use of Salary Deferral Contributions. For purposes of this Section, a portion of the Salary Deferral Contributions made on behalf of Participants who are Non-Highly Compensated Employees shall be treated as Matching Contributions. Such amount shall be determined by applying the method set forth in paragraph (d) to recharacterize the Salary Deferral Contributions of Non-Highly Compensated Employees as Matching Contributions until either the limitation of paragraph (a) is satisfied or any further recharacterization would cause the limitation of Section 6.3 to be exceeded. If before-tax contributions under any other plan maintained by an Employer or Affiliate are included in a Non-Highly Compensated Employee's Contribution Percentage, such before-tax contributions may be recharacterized only if such other plan and the Plan would satisfy ss.410(b) of the Code (without reliance on the average benefits test) if treated as a single plan. Salary Deferral Contributions that are so recharacterized shall continue to be treated as Salary Deferral Contributions for all other purposes under the Plan, including specifically limitations on Forfeitures and distributions.

         (d) Determination of Excess Contributions. If it is necessary to determine their excess Matching Contributions of Highly Compensated Employees pursuant to paragraph (b) for any Plan Year beginning with the Plan Year commencing January 1, 1997, the same two-step method described in Section 6.3(c) shall be used.

         (e) Multiple Use of Alternative Limitation. If the sum of the Highly Compensated ADP and the Highly Compensated ACP would otherwise exceed the greater of (i) or (ii) below:

     (i) The sum of (A) 1.25 times the greater of the Non-Highly Compensated ADP or the Non-Highly Compensated ACP plus (B) two percentage points plus the lesser of the Non-Highly Compensated ADP or the Non-Highly Compensated ACP; provided that the amount in (B) shall not exceed two times the lesser of the Non-Highly Compensated ADP or the Non-Highly Compensated ACP.

     (ii) The sum of (A) 1.25 times the lesser of the Non-Highly Compensated ADP or the Non-Highly Compensated ACP plus (B) two percentage points plus the greater of the Non-Highly Compensated ADP or the Non-Highly Compensated ACP; provided that the amount in (B) shall not exceed two times the greater of the Non-Highly Compensated ADP or the Non-Highly Compensated ACP.

then this Section 6.4 shall be applied by substituting the highest Highly Compensated ACP that will keep the sum of the Highly Compensated ADP and the Highly Compensated ACP from exceeding such amount for the Maximum ACP in paragraph (a).

         (f) Forfeiture of Nonvested Contributions. If a distribution of an excess Matching Contribution must be made to a Participant under this Section
6.4 at a time when the Participant is not fully Vested in his Matching Contribution Account, then the amount distributed shall be the lesser of the excess Matching Contribution or the Vested balance of the Matching

Contribution Account and, if the amount of the excess Matching Contribution exceeds the Vested portion of the Matching Contribution Account Balance, and the remaining portion of the excess Matching Contribution shall be forfeited. Thereafter, the Vested portion of the Matching Contribution Account Balance shall be determined in the manner provided in Section 8.4(b).

         6.5 Limit on Deductible Contributions Anything else contained herein to the contrary notwithstanding, the total Contributions made by any Employer to the Plan for any Plan Year shall not exceed 15 percent of the aggregate Compensation paid by the Employer to all Participants during the Plan Year, or such other amount as may be deductible under ss.404 of the Code for such Plan Year (determined without regard to ss.263A of the Code).

         6.6 Purpose of Limitations; Authority of Administrator. The limitations of this Article VI are intended to comply with the requirements of ss.415, ss.402(g), ss.401(k), ss.401(m) and ss.404(a)(3) of the Code and the Treasury Regulations issued thereunder, and shall be construed accordingly. To the extent that said Treasury Regulations provide for any elections or alternative methods of compliance not specifically addressed in this Article VI, the Administrator shall have the authority to make or revoke such election or utilize such alternative method of compliance unless such election or alternative method of compliance by its terms requires an amendment to the Plan.

                                   ARTICLE VII

                         INVESTMENTS AND PLAN ACCOUNTING

         7.1 Participant Accounts. The Administrator shall establish and maintain the following separate Accounts with respect to Participants:

         (a) Salary Deferral Contributions Account. A Salary Deferral Contributions Account shall be maintained on behalf of each Participant who elects to have Salary Deferral Contributions made on his behalf.

         (b) Matching Contributions Account. A Matching Contributions Account shall be maintained on behalf of each Participant who is allocated any Matching Contributions under the Plan.

         (c) Profit-Sharing Contributions Account. A Profit-Sharing Contributions Account shall be maintained on behalf of each Participant who is allocated any Profit-Sharing Contributions under the Plan.

         (d) Rollover Account. A Rollover Account shall be maintained on behalf of each Participant who elects to make a Rollover Contribution to the Plan.

         (e) QNEC Account. A QNEC Account shall be maintained on behalf of each Participant who is allocated any Qualified Nonelective Contributions under the Plan.

Each Account shall represent the aggregate amount of the type of Contribution referred to above, less any withdrawals, distributions or Forfeitures charged thereto, and adjusted by the earnings, gains, losses, expenses, and unrealized appreciation or depreciation attributable to such Contributions. The maintenance of separate Account balances shall not require physical segregation of plan assets with respects to any Account. The Accounts maintained hereunder represent the Participants' interests in the Plan and Trust and are intended as bookkeeping records to assist the Administrator in the administration of the Plan. Any reference to a Participant's "Accounts" or "Account Balances" shall refer to all of the Accounts maintained in the Participant's name under the Plan unless the context otherwise requires.

         7.2 Adjustments to Accounts.

         (a) Accounting Dates. The end of each Plan Year shall be an Accounting Date. The day on which the Plan terminates as to any Employer or group of Participants or is merged with any other plan shall also be an Accounting Date. The Administrator may change the frequency of Accounting Dates from time to time and may establish special Accounting Dates on a uniform and non-discriminatory basis, provided that each Anniversary Date shall always be an Accounting Date.

         (b) Accounting Date Adjustments. As of each Accounting Date, the Trustee shall:

     (i) First, charge to the proper Accounts all payments or distributions made from the Accounts since the immediately preceding Accounting Date.

     (ii) Second, adjust the Account Balances upward or downward, on a proportional basis, according to the net gain or loss of the Trust assets from investments (as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions), so that the aggregate Account Balances equal the fair market value (as appraised by the Trustee, but excluding all unpaid items of income or expense) of the Trust assets on such Accounting Date. For purposes of this subparagraph (ii), Account Balances shall not include the balance in the Forfeiture Suspense Account established pursuant to Section 8.5 or in the Section 415 Suspense Account established pursuant to Section 6.1.

     (iii) Third, allocate and credit the balances, if any, in the 415 Suspense Account in accordance with Section 6.1.

     (iv) Fourth, allocate and credit all Contributions and Forfeitures in accordance with Articles V and VI and Section 8.5.

         (c) Timing of Adjustments. Every adjustment made pursuant to this
Section 7.2 shall be considered as having been made as of the Accounting Date regardless of the dates of actual receipt of Contributions or payment of distributions by the Trustee during the period ending on the Accounting Date. Notwithstanding the foregoing, the Trustee may adopt, or the Administrator may direct the Trustee to adopt, any reasonable, consistent, and non-discriminatory method of accounting for the receipt of Contributions and payment of distributions. The Trustee's determination as to the value of the assets of the Trust and the charges or credits to the Accounts of the Participants shall be conclusive and binding on all persons.

         7.3 Separate Fund Accounting.

         (a) Manner of Accounting. To the extent the Trust is divided into separate funds, including funds established pursuant to Section 7.4, the undivided interest of each Participant's Account in each such fund shall be determined under the principles set forth in Section 7.2 but in accordance with the accounting procedures specified in the trust agreement, investment management agreement, insurance contract, custodian agreement or other document under which such fund is maintained. To the extent not inconsistent with such procedures, the following rules shall apply:

     (i) Amounts deposited in a fund shall be deposited by means of a transfer of such amounts to such fund from another fund as required.

     (ii) Amounts required to be transferred from a fund to satisfy benefit payments shall be transferred from such investment funds as soon as practicable following receipt by the trustee or investment manager of proper instructions to complete such transfers.

     (iii) Except as provided in the applicable fund document, all amounts deposited in a fund shall be invested as soon as practical following receipt of such deposit. Notwithstanding the primary purpose or investment policy of a fund, assets of any fund which are not invested in the manner required by the fund document shall be invested in such short term instruments or funds as the applicable trustee or investment manager shall determine pending investment in accordance with such investment policy.

         (b) Separate Participant Accounts. Notwithstanding the foregoing, if any portion of the Trust is invested in a fund that permits each Participant's interest in the fund to be accounted for as a separate account, all Contributions, distributions, and earnings shall be accounted for as they are actually received, disbursed, or earned.

         7.4 Participant-Directed Accounts. The Administrator may permit or require all Participants or Beneficiaries to direct the investment of some or all of their own Accounts. If Participants are required or permitted to direct the investment of their Accounts, the Administrator shall establish a written procedure to govern such investments, which procedure shall satisfy the requirements of ss.404(c) of ERISA and DOL Reg. ss.2550.404c-1, including without limitation the establishment of at least three investment funds that provide sufficient diversification, the identification of the fiduciaries who are obligated to carry out participant investment directions, and any limitations on permissible investments. Such procedure shall be appended to and considered a part of this Plan. Such procedure shall provide for the establishment of a fund to consist of common stock of the Sponsor, and the Trustee shall be authorized to invest in such stock to the extent so directed by Participants or Beneficiaries, even if the amount invested exceeds 10% of the assets of the Trust.

                                  ARTICLE VIII

                             VESTING AND FORFEITURE

         8.1 Accounts That Are Always Fully Vested. The following Accounts in the Plan shall be fully Vested at all times to the extent funded, and shall not be forfeited for any reason:

         (a) Salary Deferral Contributions Account

         (b) Rollover Account

         (c) QNEC Account

         Any provision of the Plan that refers to vesting or forfeiture shall in no event be construed to refer to any of the Accounts listed above. Any Account not listed above shall be hereinafter sometimes referred to as a "Forfeitable Account."

         8.2 Vesting on Retirement. If a Participant incurs a Termination of Employment on or after attaining his Normal Retirement Age, or after becoming Permanently Disabled, all of such Participant's Forfeitable Accounts shall be fully Vested.

         8.3 Vesting at Death. If a Participant dies before becoming eligible to retire pursuant to Section 8.2, his Forfeitable Accounts shall be fully Vested.

         8.4 Other Termination of Employment.

         (a) Determination of Vested Portion. If a Participant incurs a Termination of Employment when he is not eligible to retire pursuant to Section
8.2 then, except as otherwise provided herein, the percentage of his Forfeitable Accounts that is Vested shall be determined in accordance with the number of full years in his Period of Service in accordance with the following table:

         Number of Years                   Vested Percentage
         ---------------                   -----------------
         Fewer than 1                            0%
         1 but not 2                            25%
         2 but not 3                            50%
         3 but not 4                            75%
         4 or more                             100%

         (b) Vesting Following a Distribution. If at any time a Participant receives a distribution from any of his Forfeitable Accounts at a time when it is possible to increase the Vested percentage of such Account, thereafter the Vested portion of such Account shall be determined as follows:

     (i) First, the amount previously distributed to the Participant shall be added back to the Account;

     (ii) Second, the amount determined under subparagraph (i) will be reduced by applying the applicable vesting percentage determined in accordance with the vesting schedule under paragraph (a);

     (iii) Third, the amount previously distributed to the Participant shall be deducted from the amount determined under subparagraph (ii).

         (c) Vesting Following Re-Employment. If a Participant incurs a Termination of Employment when he is partially Vested in his Forfeitable Accounts, and is subsequently re-employed but is not eligible to have his forfeited Account Balances restored to him under Section 8.5, then any portion of his Forfeitable Accounts that was Vested at the time of the Termination of Employment but was not distributed to him (including a pro rata share of income, gains, losses, expenses, and unrealized appreciation or depreciation) shall thereafter be treated as a separate subaccount of such Account that is 100 percent Vested, and the vesting schedule in paragraph (a) shall apply only to the remainder of such Account.

         (d) Vesting Following Plan Termination. If there is a complete or partial termination of the Plan, or if there is a complete discontinuance of Contributions to the Plan by any Employer, then the Forfeitable Accounts of all Participants affected by such termination or discontinuance shall thereafter be fully Vested.

         (e) Vesting Following Plan Amendments. If any amendment to the Plan alters directly or indirectly the manner in which the Vested portion of Forfeitable Accounts is determined, then, in the case of any Participant who on the later of the date on which the amendment is adopted or the effective date of the amendment had completed a Period of Service consisting of at least three full years the Vested portion of such Participant's Forfeitable Accounts shall thereafter be determined without regard to such amendment unless the effect of the amendment is to increase the Vested portion.

         8.5 Forfeitures.

         (a) Effective Date of Forfeiture. The portion of any Participant's Forfeitable Accounts which is not Vested when he incurs a Termination of Employment under Section 8.4 will become a Forfeiture as of the last day of the Plan Year in which the Participant receives a distribution or deemed distribution of the Vested portion of his Forfeitable Account following the Termination of Employment, or the Participant incurs a Period of Severance of at least five years following the Termination of Employment. Matching Contributions forfeited pursuant to Section 6.4(f) in order to satisfy the actual contribution percentage test shall be forfeited as of the last day of the Plan Year to which such Matching Contributions relate.

         (b) Application of Forfeitures. Forfeitures occurring in any Plan Year shall be applied in the following order:

     (i) To restore the forfeited Accounts of Participants described in paragraph (c) and Section 9.6 during such Plan Year.

     (ii) To reduce the amount of Matching Contributions required for such Plan Year.

     (iii) To reduce the amount of Qualified Nonelective Contributions required for such Plan Year.

     (iv) In a Top-Heavy Year, to reduce the amount of minimum top-heavy Contributions required in such Top-Heavy Year.

     (v) To the extent determined by the Administrator, to pay administrative expenses of the Plan.

     (vi) Among all Participants eligible to receive Profit-Sharing Contributions for such Plan Year in the same manner that Profit-Sharing Contributions are or would be allocated for such Plan Year.

         (c) Restoration of Forfeitures. If a Participant who incurs a Termination of Employment when his Forfeitable Accounts are not fully Vested and incurs a forfeiture upon receiving the distribution or deemed distribution of the Vested portion of his Forfeitable Account is re-employed before incurring a Period of Severance of at least five years, the portion of his Account that was not Vested shall be restored to his Account, without adjustment for any gains or losses, when the Participant is entitled to have his Service restored pursuant to Article III. Such restoration shall be made out of Forfeitures occurring during the Plan Year, or out of additional Contributions by the Employers. A Participant who is not Vested in any portion of his Forfeitable Account when he incurs a Termination of Employment shall be deemed to have been distributed the entire Vested balance of such Account. Nothing contained herein shall be construed to cause any period with respect to which a Participant received a distribution of the Vested portion of his Account to be disregarded for purposes of determining the Participant's Service.

         (d) Treatment of Account Pending Forfeiture. The Forfeitable Account of a Participant who incurs a Termination of Employment when he is not fully Vested shall continue to share in all allocations of earnings, gains, losses and expenses until it is fully distributed or forfeited. If the Vested portion of such Participant's Forfeitable Accounts is distributed before the balance is forfeited and the Participant is re-employed, the vested portion shall be determined in accordance with Section 8.4(b). If no portion of the Forfeitable Account of a Participant who incurs a Termination of Employment is Vested, he shall be deemed to have received a distribution of the full amount of the Vested portion of his Forfeitable Account upon his Termination of Employment.

                                   ARTICLE IX

                               PAYMENT OF BENEFITS

         9.1 Methods of Benefit Payment.

         (a) Normal Form of Payment. The normal form of payment of a Participant's benefit, whether to the Participant or a Beneficiary, shall be a cash lump sum distribution equal to the Participant's total Vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution, and, except as otherwise provided herein, all benefits shall be paid in such form.

         (b) Election Procedures. Wherever the Plan provides for a Participant or Beneficiary to elect a form of distribution (including the right to defer receiving a distribution), the Administrator shall provide a written explanation of the different forms of distribution. Such explanation shall be provided not less than 30 nor more than 90 days prior to the scheduled commencement of such benefit, or within such other period as may be provided by any applicable provision of ERISA or the Code.

         9.2 Distributions upon Termination of Employment.

         (a) Small Account Balances. Effective January 1, 1998, if, at the time of a Participant's Termination of Employment, his Vested Account Balance does not exceed $5,000.00, and did not exceed $5,000.00 immediately prior to any other distribution, the entire amount of the Vested Account Balance shall be distributed to such Participant as soon as administratively feasible.

         (b) Retirement. A Participant who incurs a Termination of Employment on or after attaining his Normal Retirement Age, or after becoming Permanently Disabled, shall begin receiving the distribution of his Account Balance as soon as administratively feasible, provided that if paragraph (a) does not apply, in no event shall distribution begin before the Participant attains his Normal Retirement Age unless the Participant so elects.

         (c) Termination of Employment Prior to Retirement. If a Participant incurs a Termination of Employment prior to being eligible to retire, and paragraph (a) does not apply to such Participant, then if the Participant so elects, distribution of his Vested Account Balance shall begin as soon as administratively feasible and, if the Participant does not so elect, distribution of his Vested Account Balance shall begin as soon as administratively feasible after the Participant attains Normal Retirement Age. A Participant who does not elect to begin receiving his distribution at the time of his Termination of Employment may subsequently elect to begin receiving his distribution at any time prior to attaining Normal Retirement Age.

         (d) Latest Commencement Date. Anything else contained herein to the contrary notwithstanding, in no event shall distribution of a Participant's Account begin later than the earliest of the dates determined under clause (i) or clause (ii) below:

     (i) Unless the Participant consents to a later date, the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (A) the Participant's attainment of his Normal Retirement Age; (B) the tenth anniversary of the date on which the Participant commenced participation in the Plan; or (C) the Participant's Termination of Employment.

     (ii) Effective January 1, 1997, April 1 of the calendar year following the later of the calendar year in which the Participant attains the age of 70 1/2 incurs a Termination of Employment, or, in the case of a Participant who is described in paragraph (a)(i) of the definition of Highly Compensated Employee in the year in which he attains the age of 70 1/2, April 1 of the following calendar year regardless of whether he has incurred a Termination of Employment.

         9.3 Payments after a Participant's Death.

         (a) Designation of Beneficiaries. The Account of a Participant who dies before his Account has been distributed in full shall be distributed to this Beneficiary or Beneficiaries as provided herein:

     (i) Each Participant may file with the Administrator, in such form as the Administrator shall from time to time require, a written designation of a Beneficiary or Beneficiaries (including contingent or successive Beneficiaries). If more than one Beneficiary is designated, such designation shall also specify the manner in which payments are to be divided. In the absence of such designation, all payments shall be divided per capita, or, if the Beneficiaries are the Participant's descendants, per stirpes. The Beneficiaries may be changed at any time or times by the filing of a new designation with the Administrator, without the necessity of obtaining the written consent of any Beneficiary, subject to the rights of the Participant's spouse under clause (ii) below. No designation of a Beneficiary or change thereof shall be effective until it has been received by the Administrator. The Administrator shall be entitled to rely upon the last designation filed by the Participant prior to his death.

     (ii) Any Beneficiary designation which has the effect of causing any portion of a Participant's Vested Account Balance to be paid to any Beneficiary other than the surviving spouse of the Participant shall be effective only if (i) such election is consented to, in writing, by the person who was the Participant's spouse for the one-year period ending on the date of the Participant's death, and the spouse's signature is witnessed either by a representative designated by the Administrator or by a notary public, or (ii) it is established, to the satisfaction of the Administrator, that the Participant had not been married for one year on the date of his death or that, if the Participant had been married for one year on the date of his death, that the consent of the spouse could not be obtained when the designation was filed because the Participant was unable to locate his spouse, the Participant and his spouse were legally separated, the Participant had been abandoned by his spouse and had a court order to such effect, or that such other circumstances existed as would justify a failure to obtain the spouse's consent under ss.417 of the Code.

     (iii) To the extent provided in any Qualified Domestic Relations Order, a former spouse of the Participant shall be treated as the Participant's spouse at the time of his death (and as having been married to the Participant for a one-year period at the time of his death).

     (iv) If a Participant dies without having a Beneficiary designation in force, or if at the time of the Participant's death all designated Beneficiaries have died, payment shall be made to the Participant's spouse at the time of his death if they had been married for at least one year at the time of his death; or if the Participant's spouse predeceases him or they had been married for less than one year, then to the Participant's estate.

         (b) Death of Participant after Distribution Has Commenced. If a Participant dies after distribution of his benefit has commenced and after the date specified in Section 9.2(d)(ii), then distribution shall continue under the same method of distribution elected by the Participant. If distribution has commenced but the Participant dies prior to the date specified in Section 9.2(d)(ii), then distribution shall be made in accordance with paragraph (c).

         (c) Death of Participant before Distribution Has Commenced. If the Participant dies before distribution of his Account has commenced, or before the date specified in Section 9.2(d)(ii), then the remaining balance of the Participant's Account shall be distributed among his Beneficiaries in a lump sum as soon as administratively feasible after the Participant's death, but in no event later than December 31 of the calendar year than includes the fifth anniversary of the Participant's death. In the case of a surviving spouse, commencement may be deferred until December 31 of the calendar year in which the Participant would have attained the age of 70 1/2, if later. If the surviving spouse dies before such distribution are to begin, then the provisions of this paragraph (c) shall apply to the successor Beneficiary as if the surviving spouse had been the Participant, except that, if the surviving spouse had remarried, his surviving spouse shall not be treated as the surviving spouse of a Participant. Such an election must be made no later than the earlier of the date on which such payments would be required to begin or December 31 of the calendar year that includes the fifth anniversary of the Participant's death (or such earlier date as the Administrator may establish for purposes of administrative processing), and shall be irrevocable and binding on all successor Beneficiaries.

         (d) Special Rules for Payments to Surviving Spouse. Any distribution to a surviving spouse shall be available to such spouse within a reasonable time following the Participant's death. For this purpose, a reasonable time shall mean either 90 days or, if longer, the period of time within which other types of distributions made on Termination of Employment are customarily made. The portion of the Account payable to the surviving spouse shall be adjusted for gains and losses before it is distributed in the same manner and at the same times as Accounts are adjusted for purposes of other distributions.

         9.4 Purpose of Limitations; Authority of Administrator. The provisions of Sections 9.1, 9.2 and 9.3 are intended comply with the requirements of ss.401(a)(9) of the Code, including specifically the minimum distribution incidental death benefit rule of ss.401(a)(9)(G), the proposed Treasury Regulations issued thereunder, and any final Treasury Regulations, and shall be construed accordingly. Said Code and Treasury Regulation provisions are hereby incorporated herein by this reference, and shall control over any form of distribution provided in this Plan that is inconsistent therewith. To the extent that said Treasury Regulations provide for any elections or alternative methods of compliance not specifically addressed in Sections 9.1, 9.2 and 9.3, the Administrator shall have the authority to make or revoke such election or utilize such alternative method of compliance.

         9.5 Direct Transfers. Any Participant or Alternate Payee who is entitled to receive a distribution to which this Section 9.5 applies shall have the right to direct the transfer of all or a portion of such distribution directly to an individual retirement account or annuity qualified under ss.408 of the Code (other than an endowment contract) (an "IRA"), or to a defined contribution pension or profit-sharing trust qualified under ss.401(a), annuity plan qualified under ss.403(a) of the Code, or other "eligible retirement plan" as defined in ss.401(a)(31) of the Code, which will accept such a transfer, provided that the amount so transferred must either be the entire amount of such distribution or must be at least $500. The surviving spouse of a Participant shall similarly be entitled to direct the transfer of all or a portion of any distribution to which this

Section 9.5 applies, but only to an IRA. The Administrator shall furnish each Participant, Alternate Payee or surviving spouse to whom this Section
9.5 applies with a notice describing his right to a direct transfer and the tax consequences of a distribution. Such notice shall be furnished not more than 90 days nor less than 30 days before the Participant, Alternate Payee or surviving spouse is entitled to receive such distribution, and no distribution shall be made until 30 days after he has received such notice unless he waives such 30 day period in writing. The provisions of this
Section 9.5 shall apply to all distributions from the Trust which exceed $200.00, except for the portion of any distribution that is necessary to meet the minimum distribution requirements of ss.401(a)(9) of the Code. The Administrator may adopt administrative procedures to implement direct transfers, which may vary the time periods and minimum amounts set forth above, to the extent consistent with final Treasury Regulations issued under ss.401(a)(31) of the Code.

         9.6 Missing Participants and Beneficiaries. If a portion of an Account remains to be distributed to a Participant or Beneficiary at a time when the Administrator is unable to locate the Participant or Beneficiary, and the Participant or Beneficiary fails to contact the Administrator within three years after being notified of his right to receive such distribution by a letter sent to his address on file with the Administrator, then such Account shall be applied to reduce the amount of Contributions that the Employers would otherwise be required to contribute to the Plan, but if the Participant or Beneficiary later asserts a proper claim for such distribution, or if the person who would be entitled to receive such distribution upon the death of such Participant or Beneficiary establishes that such Participant or Beneficiary has died, then such account shall first be restored out of Forfeitures for the Plan Year, and the Employers shall contribute any additional amount necessary to restore such Account.

         9.7 Payment With Respect to Incapacitated Participants or Beneficiaries. If any person entitled to a distribution benefits under the Plan is under a legal disability, or in the Administrator's opinion, is incapacitated in any way so as to be unable to manage his financial affairs, the Administrator may direct the payment of such distribution to such person's legal representative or to a relative or friend of such person for such person's benefit or the trustee may direct the application of such benefits to the benefit of such person. Payments made in accordance with this Section 9.7 shall discharge all liabilities for such distribution under the Plan.

         9.8 Limitation on Liability for Distributions. Anything else contained herein to the contrary notwithstanding, any distribution made under any provision of this Article IX to a person whom the Administrator determines in good faith to be entitled to receive such distribution shall fully discharge the Plan's obligation to make such distribution, and neither the Plan, the Trustee, the Administrator, the Sponsor nor any Employer shall have any further liability with respect to such distribution to the Participant or any other person claiming through him.

         9.9 Withdrawals.

         (a) Non-Hardship Withdrawals. Participants shall be permitted to make withdrawals from their Account without demonstrating a financial hardship to the extent provided below:

     (i) Withdrawals after Age 59 1/2. A Participant who has attained the age of 59 1/2 may withdraw part or all of the Vested portion of the balance in his Accounts.

         (b) Hardship Withdrawals. A Participant may receive a hardship withdrawal as provided below:

     (i) Subject to the limitations set forth below, hardship withdrawal may be made from the Participant's Salary Deferral Contribution Account, Matching Contributions Account and Profit-Sharing Account.

     (ii) A hardship withdrawal can only be made because of

     (A) the Participant's need to pay medical expenses (as defined in ss.213(d) of the Code) for the Participant, his spouse, or one of his dependents (as defined in ss.152 of the Code);

     (B) the Participant's need to purchase the Participant's principal residence (excluding mortgage payments);

     (C) the Participant's need to pay tuition, related fees, and room and board for up to twelve months of post-secondary education for the Participant, his spouse, one of his children, or one of his dependents (as defined in ss.152 of the Code);

     (D) the Participant's need to pay rent to avoid eviction from his principal residence, or mortgage payments to avoid foreclosure on his principal residence; or.

     (E) other circumstances designated as safe harbor examples of hardship pursuant to Treasury Regulations promulgated under ss.401(k) of the Code.

    (iii) A hardship withdrawal must be limited to the amount reasonably necessary to satisfy the financial need described above (after payment of all income taxes and penalties on the withdrawal). A withdrawal will be considered reasonably necessary to satisfy a financial need only if it satisfies the following criteria:

     (A) the Participant has obtained all other distributions permitted under paragraph (a) and loans permitted under Section 9.10,

     (B) the Participant's elective deferrals (as hereinafter defined) are suspended for a period of at least twelve months after the withdrawal under all plans maintained by any Employer or Affiliate, and

     (C) the maximum amount of such elective deferrals for the calendar year following the year of the withdrawal are limited to the amount set forth in Section 6.2 reduced by all elective deferrals made prior to the withdrawal in the year of the withdrawal. For this purpose, the term elective deferrals includes Salary Deferral Contributions and all compensation the payment of which is deferred on a pre-tax basis, including that deferred under non-qualified plans.

    (iv) A hardship withdrawal that is charged to the Salary Deferral Contribution Account may not exceed the lesser of the (A) current balance of the Account or (B) the excess of the total amount of Salary Deferral Contributions made to the Account over the total prior hardship withdrawals made from such Account.

         (c) Limitations on Withdrawals. The Administrator may adopt uniform and non-discriminatory procedures imposing limitations on the number, frequency, or amount of hardships pursuant to this Section 9.9.

         (d) Treatment of Withdrawals. Except as otherwise specifically provided herein, a withdrawal shall be treated as a distribution for all purposes of the Plan.

         9.10 Loans.

         (a) Eligibility for Loans. An Active Participant, or an Inactive Participant who is still an Employee, may borrow against his Account Balance subject to the provisions set forth herein. Such loans shall be available to all Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount (stated as a percentage of the Participant's Accounts) made available to other Participants. Inactive Participants who are no longer Employees and Beneficiaries of deceased Participants shall be entitled to borrow from the Plan only if they are "parties in interest" as defined in ss.3(14) of ERISA at the time the loan is requested. Loans to such Inactive Participants and Beneficiaries shall be governed by the same rules as provided in this Section, with such modifications as the Administrator may determine to be appropriate to reflect the lack of an employment relationship.

         (b) Maximum Amount of Loans. A loan to any Participant, when added to the outstanding balance of all other loans to him from the Plan, shall not exceed the lesser of (i) 50 percent of the Participant's Vested Account Balance or (ii) $50,000.00 reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date of the loan over (B) the outstanding balance of loans from the Plan on the date of the loan.

         (c) Maximum Term. Each loan to a Participant shall provide for repayment over a period not to exceed five years, except that any such loan may provide for repayment over a period up to 15 years if it is to be used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. Each such loan shall provide for substantially level amortization (with payments not less frequently than quarterly) over the term of the loan.

         (d) Interest Rate. Each such loan shall bear interest at a reasonable rate to be determined by the Administrator in a nondiscriminatory manner, taking into consideration interest rates currently being charged by commercial lending institutions for similar loans.

         (e) Collateral and Enforcement. Each loan made to a Participant shall be secured by not more than 50 percent of the Vested portion of the Participant's Accounts. Each Participant who is an Employee shall be required to execute a wage withholding agreement providing for payments of principal and interest to be withheld from his compensation. Each loan shall also provide that Termination of Employment by the Participant is an event of default, whether or not a distribution is made from the Participant's Accounts, permitting the balance of the loan to be offset against the Participant's Accounts. Anything else contained herein to the contrary notwithstanding, no amount shall be offset against a Participant's Salary Deferral Contribution Account except at a time that a distribution would be permitted to the Participant, whether or not a loan is treated as a distribution for tax purposes under ss.72(p) of the Code.

         (f) Accounting Treatment. The loan shall for purposes of Article VII be treated as an investment of the funds credited to the Participant's Accounts. For purposes of the accounting adjustments provided for by Article VII as of each Accounting Date until the loan is repaid in full, the Administrator shall reduce the Participant's Account Balances by the unpaid balance on such loan and shall increase his Accounts by the amount of interest and other payments made by the Participant. Each such reduction or increase shall be applied to the Participant's Accounts and the Investment
Funds in which his Accounts are invested in such proportions as he may specify in accordance rules adopted by the Administrator, or, if he fails to specify the proportions, shall be applied proportionately to such Accounts and Investment Funds.

         (g) Other Restrictions. No loan shall be made to any Participant in an amount of less than $1,000. The Administrator may establish additional restrictions on the number, frequency, or terms of loans, and may impose reasonable fees for loans, provided that such restrictions and fees are applied in a uniform and non-discriminatory manner and do not cause loans to fail to be available to Participants on a reasonably equivalent basis.

                                    ARTICLE X

                               PLAN ADMINISTRATION

         10.1 General Fiduciary Standard of Conduct Each fiduciary under this Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims, in accordance with the documents and instruments governing the Plan and the Trust, insofar as such documents and instruments are consistent with this standard.

         10.2 Allocation of Responsibility Among Fiduciaries. The fiduciaries shall have only those specific powers, duties, responsibilities and obligations specifically delegated to them under this Agreement. The Sponsor, the Administrator (if other than the Sponsor), members of the Committee, the Trustee, if any, and any investment manager shall each be a "named fiduciary" as defined in ss.402(a)(2) of ERISA. The Administrator may delegate fiduciary duties (other than trustee duties) to persons other than named fiduciaries, and may approve any allocation of fiduciary duties among named fiduciaries, as provided in ss.405(c) of ERISA. If there is more than one Trustee, they may enter into agreements among themselves with respect to the allocation of trustee responsibilities with the consent of the Administrator as provided in ss.405(b) of ERISA.

         10.3 Administrator. The Administrator of the Plan shall be the Sponsor. The Administrator shall be the "plan administrator" as defined in ss.414(g) of the Code, and the "administrator" as defined in ss.3(16)(A) of ERISA. The Administrator shall have the duty to file such plan descriptions and annual reports as may be required by ERISA or similar legislation and shall be designated to accept service of legal process and any other notices for the Plan. The Administrator shall also furnish each Participant with a summary plan description, a summary annual report, and all other notices and other documents required by ERISA, the Code or this Plan. The Sponsor shall have the authority to appoint one or more persons to serve as the Administrator hereunder, and shall also have the authority to remove the Administrator at any time that it is not serving as Administrator.

         10.4 Powers and Duties of Administrator. In addition to all other powers and duties set forth herein, the Administrator shall have all necessary power to accomplish its duties under the Plan, including, but not limited to, the power to:

         (a) construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

         (b) prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

         (c) assist any Participant regarding any rights, benefits or elections available under the Plan;

         (d) adopt reasonable procedures for determining whether any order, judgment or decree constitutes a Qualified Domestic Relations Order, and notify the Participant and all alternative payees affected as to the results of its determinations;

         (e) direct the Trustee with respect to the amount and type of benefits to which any Participant or Beneficiary shall be entitled hereunder and with respect to other disbursements from the Trust;

         (f) to the extent permitted under the Trust Agreement, direct the Trustee with respect to the investments of the Trust;

         (g) receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

         (h) furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

         (i) maintain all the necessary records for the administration of the Plan;

         (j) receive, review and keep on file (as it deems convenient and proper) reports of benefit payments made by the Trustee and reports of disbursements for expenses directed by it; and

         (k) do all other acts which the Administrator deems necessary or proper to accomplish and implement its responsibilities under the Plan.

Any rule or procedure adopted by the Administrator, or any decision, ruling or determination made by the Administrator, in good faith and in accordance with the applicable fiduciary standards of ERISA shall be final, binding and conclusive on all Employers, Employees, Participants, Beneficiaries and all persons claiming through them. Rules and procedures adopted by the Administrator in accordance with this Section 10.4 may alter any provision of the Plan that is ministerial or administrative in nature, including varying the time required for performing any act if such time is not specified by law or regulation, without a formal amendment to the Plan. Wherever the Plan provides for any election, consent, or other action to be taken by a Participant, Employee, Beneficiary, or other person in writing, the Administrator may authorize the use of alternative technology, including specifically use of a voice response or other telephonic system, to the extent permitted by applicable law.

         10.5 Committee.

         (a) Appointment and Membership. A Committee may be appointed to administer the Plan as agent for the Sponsor. The Committee shall consist of one or more members appointed by the Board from time to time. Each members shall serve at the pleasure of the Board or for such term as the Board may determine, and may be removed by the Board at any time. A member of the Committee who is an Employee shall automatically cease to be a member upon his Termination of Employment. The Board may change the size of the Committee at any time, and if any vacancy occurs on the Committee, the remaining members shall have full authority to act unless and until the Board appoints a replacement member.

         (b) Action by Committee. The Committee shall act by the concurrence of a majority of its members at the time in office and such action may be taken either by vote at a meeting or in writing without a meeting. The Committee may adopt such by-laws, rules and regulations as it deems necessary, desirable or appropriate for the conduct of its affairs. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, Beneficiary, Employer, or Affiliate, the Administrator or the Trustee, and shall have no duty or responsibility to verify such information. By vote or by unanimous written consent the Committee may authorize any one or more of its members to execute any instrument or document on its behalf.

         (c) Failure to Appoint Committee. If the Sponsor is acting as Administrator and fails to appoint a Committee, the Sponsor's powers and duties as Administrator shall be discharged by such officers and employees as may be specifically delegated such powers and duties by the Board or Chief Executive Officer of the Sponsor or, in the absence of such delegation, by such officers and employees as are customarily responsible for matters involving human resources and/or employee benefits. In no event shall any such person be deemed to be the Administrator unless he is specifically so designated and accepts such designation in writing.

         10.6 Compensation and Expenses. All fiduciaries and Committee members who are Employees shall serve without compensation for their services hereunder. Professional Trustees and investment managers shall be paid such compensation as may be agreed upon by the Administrator. All expenses of the administration of the Plan, including expenses incurred in the hiring of consultants, advisors, investment managers, attorneys and accountants, shall be paid by the Employers to the extent that such expenses are not paid out of the Trust.

         10.7 Indemnification by Employers. The Employers shall indemnify the members of the Committee, the Administrator and each Trustee for, and hold them harmless from and against, any and all liabilities, losses, costs or expenses (including reasonable attorneys fees) of whatsoever kind and nature which may be imposed on, incurred by or asserted against them at any time by reason of their service under the Plan or the Trust as long as they did not act dishonestly or engage in willful misconduct or gross negligence in their official capacities hereunder, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense.

         10.8 Service in Multiple Capacities. Any person may serve in more than one fiduciary capacity hereunder, including but not limited to service both as a member of the Committee and as a Trustee.

         10.9 Claims Procedure.

         (a) Filing of Claim. A Participant or Beneficiary, or an authorized representative acting on his behalf (hereinafter called the "claimant"), may notify the Administrator of a claim for benefits under the Plan. Such notice may be in any form acceptable to the Administrator and shall set forth the basis of such claim and shall authorize the Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the claimant may be entitled under the terms of the Plan.

         (b) Notice of Denial. Whenever a claim for benefits by the claimant has been denied by the Administrator, a written notice of denial shall be given to the claimant, prepared in a manner calculated to be understood by him without legal assistance and setting forth the specific reasons for the denial and explaining the procedure for an appeal and review of the decision by the Administrator. Such notice shall be furnished not later than 90 days after the claim has been filed (which 90 day period may be extended for up to an additional 90 days if special circumstances require and notice of the extension is furnished to the claimant prior to the end of the first 90 day period).

         (c) Review of Denial. A claimant whose claim is denied, or his authorized representative, may request a review upon written application to the Administrator within 60 days after receiving notice of the denial. In connection with such application, the claimant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such an application is made, the Administrator shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the application, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be made as soon as possible but not later than 120 days after receipt of the request for review, and written notice of the extension shall be given to the claimant before the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

         10.10 Qualified Domestic Relations Orders.

         (a) Distribution in Accordance with QDRO. Notwithstanding Section 12.2 or anything else in the Plan to the contrary, a Participant's Accounts may be distributed to an Alternate Payee in accordance with a Qualified Domestic Relations Order.

         (b) Procedure on Receipt of Order. After receipt of an order that is a potential Qualified Domestic Relations Order, the Administrator shall (i) promptly notify the affected Participant and any Alternate Payee of the receipt of such order and the Administrator's procedure for determining qualified status of such orders, and (ii) within a reasonable period after receipt shall determine whether the order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

         (c) Determination of Status of Orders. The Administrator shall establish a procedure to determine the qualified status of such orders and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Administrator and shall include such other provisions as the Administrator determines, consistent with ss.401(a)(13) and ss.206(d)(3) of ERISA.

         (d) Segregation of Accounts. During any period in which the issue of the qualified status of such an order is being determined (by the Administrator, a court of competent jurisdiction or otherwise), the Plan shall separately account for the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

         (e) Payment after Determination of Status. If an order is determined to be a Qualified Domestic Relations Order within the 18-month period after distribution of the Participant's Accounts would otherwise be required, then payment from the segregated account shall be made to the appropriate Alternate Payee. If such a determination is not made within the 18-month period, the segregated account shall be returned to the Participant's Accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order had been received. Any subsequent determination that the order is a Qualified Domestic Relations Order shall be applied prospectively only.

         (f) Pre-1985 Orders. An order that was entered prior to January 1, 1985 and that does not meet the requirements of a Qualified Domestic Relations Order, shall nevertheless be treated as a Qualified Domestic Relations Order if benefits were being paid pursuant to such order on such date, and, otherwise may be treated as a Qualified Domestic Relations Order in the Administrator's discretion.

                                   ARTICLE XI

                    AMENDMENT, TERMINATION OR MERGER OF PLAN

         11.1 Amendment.

         (a) Sponsor's Authority to Amend. The Sponsor shall have the right at any time to amend in whole or in part any or all of the provisions of this Plan by action of its Board or any other person to whom the Board may delegate such authority except as expressly set forth below.

         (b) No Reversionary Amendments. Except as expressly provided in Section
12.12 below, no amendment may result in, authorize or permit any part of the Trust, the income from the Trust or any Plan assets to be distributed to or for the benefit of anyone other than the Participants and their Beneficiaries.

         (c) No Benefit Reductions. No amendment may be adopted which will reduce any Participant's Account Balance or the Vested portion thereof to an amount less than the Account Balance or the Vested portion thereof that the Participant would be entitled to receive if he had resigned from the employ of all Employers and Affiliates immediately prior to the latter of the adoption date or election date of such amendment. Except as otherwise provided in Treasury Regulations issued pursuant to ss.411(d)(6) of the Code, an amendment that eliminates or reduces an early retirement benefit or retirement-type subsidy, or that eliminates an optional form of benefit, with respect to a Participant's Account Balance shall be treated as reducing the Participant's Account Balance for this purpose.

         (d) Duties of Trustee. No amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent.

         11.2 Termination.

         (a) Complete Termination. The Sponsor may terminate the Plan as to all Employers at any time by written notice to all of the Employers.

         (b) Termination by an Employer. The Plan will terminate as to any Employer on the earliest date on which one of the events described in (i) through (iv) below has occurred with respect to any that employer:

     (i) Any date that the Plan is terminated with respect to an Employer by action of that Employer provided that the Sponsor has been given prior written notice of such termination;

     (ii) Any date that an Employer is judicially declared bankrupt or insolvent;

     (iii) Any date an Employer completely discontinues its Contributions under the Plan; or

     (iv) Any date on which an Employer is dissolved, merged, consolidated or reorganized or the date on which the assets of an Employer are completely or substantially sold unless arrangements have been made whereby the Plan will be continued by a successor to that employer or purchaser of its assets under Section 11.3.

         11.3 Continuation by a Successor or Purchaser. Notwithstanding Section 11.2(b)(iv), the Plan and the Trust shall not terminate with respect to an Employer in the event of dissolution, merger, consolidation or reorganization of the Employer or sale by an Employer of its entire assets or substantially all of its assets if arrangements are made in writing, with the consent of the Sponsor, between the Employer and any successor to the Employer or purchaser of all or substantially all of its assets whereby such successor or purchaser will continue the Plan. If such arrangements are made then such successor or purchaser shall be substituted for the Employer under the Plan.

         11.4 Plan Merger or Consolidation. The Sponsor may cause the Plan or the Trust to be merged or consolidated with, or may transfer the assets or liabilities under the Plan to, any other qualified plan or from any other qualified plan provided that the documents and other arrangements regarding such merger, consolidation or transfer provide safeguards which would cause each Participant in the Plan, if the Plan terminated, to receive a benefit in the event of a termination immediately after such merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive if the Plan had terminated immediately prior to such merger, consolidation or transfer.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 No Employment Guarantee. Neither the establishment of the Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Sponsor, any Employer, the Administrator or the Trustee except as herein provided. Under no circumstances shall the terms of employment with an Employer of any Participant be modified or in any way affected hereby. The maintenance of this Plan shall not constitute a contract of employment with any Employer. Participation in the Plan will not give any Participant a right to be retained as an employee of any Employer.

         12.2 Nonalienation of Plan Benefits. The rights or interests of any Participant or any Participant's Beneficiaries to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive, contingently or otherwise under this Plan except as may be required by Section 10.10 or otherwise by applicable law that is not pre-empted by ERISA.

         12.3 Action by Sponsor or Employer. Action required to be taken or permitted by the Sponsor or an Employer may be taken by action of the Board of the Sponsor or such Employer or by a person or committee of persons authorized to act by said Board.

         12.4 Applicable Law. The Plan and the Trust shall be construed in accordance with the provisions of ERISA and other applicable federal laws. To the extent not inconsistent with such laws, this Plan shall be construed in accordance with the laws of the State of Illinois.

         12.5 Participant Litigation. In any action or proceeding regarding the Plan assets or any property constituting a portion or all thereof or regarding the administration of the Plan, employees or former employees of an Employer or their Beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Sponsor, an Employer, the Administrator, the Committee, or the Trustee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the costs to the Sponsor, an Employer, the Administrator, the Committee, or the Trustee of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of the Sponsor, each Employer, the Administrator, the Committee, and the Trustee and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.

         12.6 Participant and Beneficiary Duties. Persons entitled to benefits under the Plan shall file with the Administrator from time to time such person's post office address and each change of post office address. Each such person entitled to benefits under the Plan also shall furnish the committee with all appropriate documents, evidence, data or information which the committee considers necessary or desirable in administering the Plan. Any document will be properly filed with the Administrator if it is delivered or mailed by registered mail postage prepaid to the Administrator in care of the Sponsor.

         12.7 Adequacy of Evidence. Evidence that is required of anyone under this Plan shall be executed or presented by proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the person acting on such evidence considers pertinent and reliable.

         12.8 Notice to Participants and Beneficiaries. A notice mailed to a Participant or Beneficiary at his last address filed with the Administrator will be binding on the Participant or Beneficiary for all purposes of the Plan.

         12.9 Waiver of Notice. Any notice under this Plan may be waived by the person entitled to notice.

         12.10 Successors. This Plan will be binding on the Sponsor and Employers, and on all persons entitled to benefits hereunder, and their respective successor, heirs and legal representatives.

         12.11 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

         12.12 Nonreversion.

         (a) Prohibition on Reversions. The Employers have no right, title or interest in the assets of the Plan or in Trust and no portion of the Trust or the assets of the Plan or interest therein shall at any time revert or be repaid to the Employers, except as otherwise provided in paragraph (b).

         (b) Notwithstanding paragraph (a), the following Employer Contributions may be returned to an Employer:

     (i) Employer Contributions which are made as a result of a good faith mistake of fact may be returned to the Employer making the Contributions within 12 months after the Contribution is made by the Employer.

     (ii) All Employer Contributions are conditioned upon the assumption that such Contributions are deductible under ss.404 of the Code, and shall be returned to the Employer that made such Contribution to the extent the Employer's deduction is disallowed. Such amount shall be returned within 12 months after the final conclusion of all administrative and judicial proceedings with respect to the disallowance of such deduction.

         (c) General Limitations on Returns. The amount returned to an Employer pursuant to subparagraph (b)(i) or (b)(ii) shall be the excess, if any, of the amount actually contributed over the amount that either would have been contributed had the mistake not occurred, or that is determined to be deductible, as applicable. Such amount shall be reduced by a pro rata share of any losses incurred by the Trust, but shall not include any earnings. A Contribution may be returned even though it has been allocated to a Participant's Account, and such Account may be reduced accordingly, but in no event shall any account be reduced below the amount that would have been allocated to it if the mistaken or non-deductible Contribution had not been made. If the amount returned under any provision of paragraph (b) represents a Salary Deferral Contribution or Rollover Contribution, it shall be promptly paid by the Employer to the Participant.

         IN WITNESS WHEREOF, the Sponsor has caused this Amended and Restated Plan to be executed by its duly authorized officers this 1 st day of
July, 1998.



                                         PATHOGENESIS CORPORATION

                                         By: /s/ Wilbur H. Gantz
                                         ---------------------------------------
                                         Its: Chairman & Chief Executive Officer